UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10/A1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Cellteck Inc.

(Exact name of registrant as specified in its charter)

Nevada	98-0550353
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 West 73rd Ave. Suite 1100 Vancouver, B.C., Canada	V6P 6G5
(Address of principal executive officer)	(Zip Code)

Registrant’s telephone number, including area code:

604-267-7032

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12B-2 of the Exchange Act. (Check one):

Large accelerated filer

☐             Accelerated filer  ☐

Non-accelerated filer

☒             Smaller reporting company  ☐

Copies to:

Gus Rahim	Vincent J. McGill
President	Eaton Van Winkle LLP
CellTeck Inc.	3 Park Avenue 16th Floor
1200 West 73rd Ave. Suite 1100	New York, New York 10016
Vancouver, BC V6P 6G5	(212) 779-9910
(604) 267-7032

Gus Rahim

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Registration Statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as Exhibit 99.1 hereto (the “Information Statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the Information Statement.

Item No. Item Caption

Location in Information Statement

1. Business

See “Summary,” “Risk Factors,” Cautionary Statement Regarding Forward-Looking Statements,” “The Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry,” “Our Business” and “Relationship Between China Ivy and Our Company After the Spin-Off.”

1A. Risk Factors	See “Risk Factors.”

2. Financial Information	See “Summary,” “Selected Financial Information,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3. Properties	See “Our Business—Properties.”

4. Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners.”

5. Directors and Executive Officers	See “Management.”

6. Executive Compensation	See “The Spin-Off—Treatment of Stock Options and Other Stock-Based Awards,” “Management” and “Relationship Between China Ivy and Our Company After the Spin-Off.”

7. Certain Relationships and Related	See “Management’s Discussion and Analysis of Financial Transactions Condition and Results of Operations,” “Management” and “Relationship Between China Ivy and Our Company After the Spin-Off.”

8. Legal Proceedings	See “Our Business—Legal Proceedings.”

9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “The Spin-Off,” “Capitalization,” “Dividend Policy” and “Description of Our Capital Stock.”

10. Recent Sales of Unregistered Securities	See “Description of Our Capital Stock—Sales of Unregistered Securities.”

11. Description of Registrant’s Securities to be Registered	See “The Spin-Off,” “Dividend Policy” and “Description of Our Capital Stock.”

12. Indemnification of Directors and Officers	See “Indemnification of Directors and Officers.”

13. Financial Statements and Supplementary	See “Index to Data Financial Statements” and the statements referenced thereon.

14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The following financial statements are included in the Information Statement as filed as part of this Registration Statement:

Report of Madsen & Assoc. CPA’s Inc., Independent Registered Public Accounting Firm. Balance sheet and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2007 and the three months ended December 31, 2006 and the year ended September 30, 2006. Notes to Financial Statements.

         Unaudited Pro-forma Financial Statement for the period ending March 31, 2008.

(b) Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit

Number

Description

3.1

Articles of Incorporation of the Registrant

3.2

Bylaws of the Registrant

4.1

Specimen common stock certificate for the Registrant

10.1

Form of Distribution Agreement

10.2

Form of Merger Agreement

99.1

Information Statement

* To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 16, 2008	CELLTECK INC.
By: /S/ Gus Rahim
Name: Gus Rahim
Title: President

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
4.1	Specimen common stock certificate for the Registrant
10.1	Form of Distribution Agreement
10.2	Form of Merger Agreement
99.1	Information Statement

* To be filed by amendment.

Exhibit 99.1

China Ivy School Inc.

XXXXX, XX, 2008

To Our Stockholders:

I am pleased to inform you that the board of directors of China Ivy School Inc., which we refer to as China Ivy, has approved the spin-off of its wholly owned subsidiary, Safe Cell Tab, Inc. In connection with the spin-off, China Ivy will transfer to its wholly owned subsidiary Cellteck Inc., which we refer to as Cellteck, all of its ownership interest in Safe Cell Tab., and other assets, liabilities, businesses and employees currently primarily related to Safe Cell Tab. Cellteck is a newly-formed corporation. The spin-off will be completed by making a pro rata distribution to China Ivy stockholders of all of the outstanding shares of common stock of Cellteck. The distribution will take place on or about XXXXX XX, 2008. In the distribution, each China Ivy stockholder will receive one share of Cellteck common stock for every 1 share of China Ivy common stock held as of 5:00 p.m., Eastern Time, on XXXXX XX, 2008.

The spin-off will separate our current business into two distinct companies with independent ownership and management. We believe that this will provide an opportunity for China Ivy stockholders to enhance the value of their investment by allowing each of China Ivy and Cellteck to separately focus on maximizing opportunities for its distinct business.

As a stockholder of China Ivy common stock on the record date for the distribution, you will automatically receive shares of Cellteck common stock unless you sell your China Ivy shares before the distribution date in the “regular way” market as described in the enclosed information statement. You do not need to take any action or pay any consideration to receive the shares of Cellteck in the distribution. Please do not send us certificates representing your shares of China Ivy common stock.

I encourage you to read the enclosed information statement, which is being provided to all China Ivy stockholders on the record date for the distribution. It describes the spin-off in detail, including the conditions to the spin-off, and contains important business and financial information about Cellteck.

We remain committed to working on behalf of our stockholders to build long-term value. We appreciate your interest and continued support.

Sincerely,

Cellteck Inc.

XXXXX XX, 2008

Dear Stockholder:

We are very pleased to welcome you as a stockholder of Cellteck Inc., which is expected to become an independent company following receipt of all required approvals related to its spin-off from China Ivy School Inc., which we refer to as China Ivy, on or about XXXXX XX, 2008. Cellteck Inc. will consist primarily of assets, liabilities, businesses and employees currently primarily related to China Ivy’s wholly owned subsidiary Safe Cell Tab, Inc.

We believe that our independence will allow us to more effectively focus on meeting our financial and business objectives and provides an opportunity to deliver more value to you as a stockholder than we could as a subsidiary of China Ivy.

I encourage you to learn more about Cellteck Inc. and the objectives we will pursue as an independent public company by reading the enclosed information statement. It describes the spin-off in detail, including the conditions to the spin-off. We look forward to your support and participation as a stockholder of Cellteck Inc.

Sincerely,

INFORMATION STATEMENT

CellTeck Inc.

Common Stock

We are currently a subsidiary of China Ivy School Inc., which we refer to as China Ivy. China Ivy has decided to spin off its Safe Cell Tab, Inc. business and operations by distributing all of our common stock to its stockholders as a dividend. At the distribution date, our assets, liabilities, businesses and employees will consist of those currently primarily related to China Ivy’s subsidiary Safe cell Tab Inc. After the distribution, you will own shares of both companies.

For every 1 share of China Ivy common stock, par value $0.001 per share, which we refer to as the China Ivy common stock, that you hold as of 5:00 p.m., Eastern Time, on XXXXXX, 2008, the record date for the distribution, you will receive one share of our common stock, par value $0.0001 per share, which we refer to as the Cellteck common stock or our common stock. For United States Federal income tax purposes, although the distribution of our common stock will likely be determined as a taxable transaction, is not expected to result in tax owing. We expect China Ivy to distribute shares of our common stock to its stockholders on or about XXXXXX, 2008. As discussed more fully in this information statement, if you sell shares of China Ivy common stock in the “regular way” market, and the sale of the shares settles before the distribution date, you will be selling your right to receive shares of Cellteck common stock in the distribution. See “The Spin-Off—Trading Between the Record Date and Distribution Date.”

China Ivy stockholders are not being requested to vote on the spin-off and you do not have to take any other action in order to receive shares of Cellteck common stock. You will not be required to pay anything for the Cellteck shares or to surrender any of your shares of China Ivy common stock.

We are not asking you for a proxy.  Please do not send us a proxy or your stock certificates.

In reviewing this information statement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page XX.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this information statement is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this information statement is          , 2008.

Table of Contents

Page
Questions and Answers About the Spin-Off	10

Summary	13

Risk Factors	11

Cautionary Statement Regarding Forward-Looking Statements	25

The Spin-Off	26

Dividend Policy	30

Capitalization

Selected Financial Information	31

Pro Forma Financial Information	31

Management’s Discussion and Analysis of Financial Condition and Results of Operations	33

Industry

Our Business	36

Management	38

Security Ownership of Certain Beneficial Owners	39

Relationship Between China Ivy and Our Company After the Spin-Off	40

Description of Our Capital Stock	43

Description of Certain Indebtedness	45

Shares Eligible for Future Sale	47

Indemnification of Directors and Officers	48

Where You Can Find More Information	48

Index to Financial Statements	F-1

This information statement is being furnished solely to provide information to China Ivy stockholders who will receive shares of our common stock in the distribution. It is not and is not to be construed as an inducement or encouragement to buy or sell any of our securities or any securities of China Ivy. This information statement describes our business, the relationship between China Ivy and us, and how the spin-off affects China Ivy and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of our common stock that you will receive in the distribution. You should be aware of certain risks relating to the spin-off, our business and ownership of our common stock, which are described under the heading “Risk Factors.”

You should not assume that the information contained in this information statement is accurate as of any date other than the date on the cover. Changes to the information contained in this information statement may occur after that date, and we undertake no obligation to update the information, except in the normal course of our public disclosure obligations and practices.

QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF

Q:

Why am I receiving this document?

A:

China Ivy is delivering this document to you because you were a holder of China Ivy common stock on the record date for the distribution of our shares of common stock. Accordingly, you are entitled to receive one share of our common stock for every 1 share of China Ivy common stock that you held on the record date at 5:00 p.m., Eastern Time. No action is required for you to participate in the distribution. The distribution will take place on or about XXXXXX, 2008.

Q:

What will happen in the spin-off?

A:

China Ivy will transfer to Cellteck, or a wholly owned subsidiary of Cellteck, all of its ownership interest in Safe Cell Tab Inc., and other assets, liabilities, businesses and employees currently primarily related to the Safe Cell Tab operations (which we refer to collectively as the contribution). In exchange for the contribution, Cellteck will:

•

issue to China Ivy additional shares of Cellteck common stock;

 After the contribution, China Ivy will spinoff Cellteck to the stockholders of China Ivy by distributing all its shares of Cellteck common stock to China Ivy stockholders on a pro rata basis, which we refer to as the distribution

As a result of the spin-off, Cellteck will become an independent public company.

Q:

What is Cellteck and why is China Ivy separating Cellteck‘s operations and distributing its stock?

A:

Cellteck will be an independent company that will operate the business of Safe Cell Tab Inc. and related operations currently conducted by China Ivy directly and indirectly through its subsidiary, which is currently reported in China Ivy’s financial statements. The separation of Cellteck from China Ivy will result in two independent companies.

China Ivy’s board of directors considered potential benefits in making its determination to effect the spin-off. Among other things, China Ivy’s board of directors considered that the spin-off may:

•

allow each company to separately focus on its core business, which may facilitate the potential expansion and growth of each of China Ivy and Cellteck;

•

allow each company to determine its own capital structure;

•

enhance Cellteck’s ability to execute a potential acquisition strategy more effectively; and

•

permit Cellteck to enhance the efficiency and effectiveness of equity-based compensation programs offered to its employees.

For a further explanation of the reasons for the spin-off and more information about our business, see “The Spin-Off—Reasons for the Spin-Off” and “Our Business.”

Q:

What will Cellteck’s relationship be with China Ivy after the spin-off?

A:

We will be an independent public company. In connection with the spin-off, we expect to enter into certain agreements with China Ivy to define responsibility for obligations arising before and after the spin-off, including, among others, obligations relating to our employees, certain transition services and taxes.

For additional information on our relationship with China Ivy after the spin-off, see “Relationship Between China Ivy and Our Company After the Spin-Off.”

Q:

What sort of challenges will Cellteck face as an independent company?

A:

We will continue to be the exclusive license holder of the Safe Cell Tab product line and we will continue to face many of the same challenges that we have historically faced.

Furthermore, as an independent public company, we will incur capital and other costs associated with developing and implementing our own support functions. We will incur costs as a result of changes that we expect to occur in our structure, personnel needs, financing and operations. See “Risk Factors—Risk Factors Relating to the Spin-Off” and “—Risk Factors Relating to Our Business.”

Q:

How will Cellteck be managed?

A:

Gus Rahim has been the President of our newly-formed corporation, Cellteck, since inception. Mr. Rahim will be supported by an experienced management team that include the founders of Safe Cell Tab Inc. and have extensive experience with the Safe Cell Tab product offerings. Our initial board of directors will consist of three members.  See “Management.”

Q:

How will my ownership in China Ivy change as a result of the distribution?

A:

The number of shares of China Ivy common stock that you own will not change as a result of the distribution. After the distribution, you will also own shares of our common stock.

Q:

What is the record date for the distribution?

A:

The record date was XXXXXX, 2008, and ownership was determined as of 5:00 p.m., Eastern Time, on that date. When we refer to the “record date,” we are referring to that time and date.

Q:

When will the distribution occur?

A:

Shares of our common stock will be distributed on or about XXXXXX, 2008. We refer to this date as the distribution date.

Q:

What do I have to do to participate in the distribution?

A:

Nothing. Stockholders of China Ivy common stock on the record date are not required to pay any cash or deliver any other consideration, including any shares of China Ivy common stock, for the shares of our common stock to be distributed to them.

Q:

How will shares of Cellteck common stock be distributed to me?

A:

If you were a holder of shares of China Ivy common stock on the record date, you will receive shares of our common stock in book-entry form. Record stockholders will receive additional information from the transfer agent of Cellteck shortly after the distribution date. Beneficial holders will receive information from their brokerage firms or other nominees. See “The Spin-Off—When and How You Will Receive Our Common Stock.”

Q:

If I sell my shares of China Ivy common stock before the distribution date, will I still be entitled to receive shares of Cellteck common stock in the distribution with respect to the shares of China Ivy common stock that I sold?

A:

If you own shares of China Ivy common stock on the record date and sell those shares on the regular way market before the distribution date, you will also be selling your entitlement to the shares of Cellteck common stock that would have been distributed to you and, therefore, you will not receive Cellteck shares.

Q:

How will fractional shares be treated in the distribution?

A:

Fractional shares of our common stock will not be issued. See “The Spin-Off—Treatment of Fractional Shares.”

Q:

What are certain United States Federal income tax consequences to China Ivy stockholders resulting from the spin-off?

A:

We are assuming that the spin-off will not qualify as a tax-free transaction to China Ivy, Cellteck and China Ivy stockholders for United States Federal income tax purposes under Section 355 and related provisions of the Internal Revenue Code of 1986, as amended, or the Code. Although the spin-off may not result as tax-free to China Ivy, Cellteck and China Ivy stockholders under Section 355 or other provisions of the Code, China Ivy stockholders will not recognize any gain or loss for United States Federal income tax purposes upon the receipt of shares of Cellteck common stock in the spin-off and the transaction will not produce a taxable consequence for the parties. Certain United States Federal income tax consequences of the spin-off are described in more detail under “The Spin-Off—Certain United States Federal Income Tax Consequences of the Spin-Off.”

Q:

How will Cellteck common stock trade?

A:

There will be no active market for the common stock of Cellteck at the time of the distribution. Cellteck common stock is expected to apply for listing on the OTC:BB.  We cannot predict the trading prices for Cellteck common stock before or after the distribution date. See “The Spin-Off—Trading Before the Distribution Date.”

Q:

Do I have appraisal rights?

A:

No. Holders of China Ivy common stock have no appraisal rights in connection with the spin-off.

Q:

Will Cellteck pay dividends on its common stock?

A:

We currently do not expect to pay dividends except to the extent dividends are declared by our board of directors and permitted by applicable law and by the terms of our financing arrangements. Dividend payments are not guaranteed and our board of directors may decide, in its absolute discretion, not to pay dividends.

All decisions regarding the declaration and payment of dividends, including with respect to the initial dividend, will be at the discretion of our board of directors and will be evaluated from time to time in light of our financial condition, earnings, growth prospects, funding requirements, applicable law and other factors our board of directors deems relevant. See “Dividend Policy.”

Q:

Who is the transfer agent for Cellteck common stock?

 A:

The transfer agent for Cellteck common stock is Colonial Stock Transfer.

SUMMARY

This summary highlights selected information contained in this information statement. We urge you to carefully read this information statement in its entirety. References in this information statement to “we,” “us” or “our” are to Cellteck and its subsidiaries.

Our Company

We were organized to serve as a vehicle for the re-organization and spin-off of the Safe Cell Tab, Inc. business and exist as its successor in interest. Our products principally include the Safe Cell Tab product lines and the related Professional Athletes Testimonial Program. Following the spin-off, our assets, liabilities, business and employees will consist of those currently primarily related to the Safe Cell Tab business and operations. We will continue to be the exclusive master distributor of our product lines. We will also endeavor to re-establish and further develop our Professional Athletes Testimonial Program in our incumbent markets as well as developing new markets.

We currently generate our revenues primarily through the sale of our Safe Cell Tab product line, without the use of our Professional Athletes Testimonial Program. Our strategy is to complete the spin-off which will allow us to re-establish the Professional Athletes Testimonial Program as the principle marketing initiative for our Safe Cell Tab product lines and to create a value added proposition for wholesalers of like products with developed distribution networks. In order to execute our strategy, we will continue to rely on our core strengths, including our management’s relationships with professional athletes, the Professional Athletes Testimonial Program, our diverse and attractive markets, and our product innovation.

We describe in this information statement the Safe Cell Tab operations to be contributed to us in connection with the spin-off as if it were our businesses for all historical periods described. References in this document to our historical assets, liabilities, products, business, employees or activities generally refer to the historical assets, liabilities, products, businesses, employees or activities of the contributed businesses as they were conducted as part of China Ivy and its subsidiaries before the spin-off.

The Spin-off

Assets, Liabilities and Safe Cell Tab Operations Transferred to Cellteck

In connection with the spin-off, we expect to enter into a distribution agreement with China Ivy that will contain the key provisions relating to the separation of our business from China Ivy and the distribution of our shares of common stock. The distribution agreement will identify the assets to be transferred, liabilities to be assumed and contracts to be assigned to us by China Ivy and by us to China Ivy in the separation and describe when and how these transfers, assumptions and assignments will occur. See “Relationship Between China Ivy and Our Company After the Spin-Off—Distribution Agreement”

Relationship with China Ivy After the Spin-off

In connection with the spin-off, we expect to enter into agreements with China Ivy to define the initial relationship between China Ivy and us and an agreement with China Ivy providing for the sharing of taxes incurred before and after the spin-off, certain indemnification rights with respect to tax matters. See “Risk Factors—Risk Factors Relating to the Spin-Off.” These agreements with China Ivy may involve, or may appear to involve, conflicts of interest. In addition, some of these agreements may be subject to early termination. See “Relationship Between China Ivy and Our Company After the Spin-Off.”

Management of Cellteck

After the spin-off, we will have an initial board of directors consisting of three directors. After the initial term, directors will be elected each year at our annual meeting of stockholders. See “Management—Board of Directors Structure.”

We expect that our designated executive officers will continue to serve in their respective designated capacities after the spin-off. See “Management—Directors and Executive Officers.”

Debt	Subsequent to the spin-off, we expect to enter into new credit facilities, which we refer to as the new credit facilities, providing for an aggregate amount of approximately $150,000.

We will have approximately $190,000 of indebtedness immediately after the spin-off. We anticipate that as soon as practicable following the spin-off, management will assume our debt and we will have available liquidity under the revolving credit facility of approximately $150,000. We expect that the terms of these financing arrangements may include covenants that, among other things, will require us to satisfy certain financial tests, BOD maintain certain financial ratios and restrict our ability to incur additional indebtedness. To the extent permitted, we may also incur additional indebtedness from time to time for general corporate purposes, including working capital requirements, capital expenditures and future acquisitions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.” See also “Risk Factors—Risk Factors Relating to the Spin-Off—Following the spin-off, we will have substantial indebtedness, which could have a negative impact on our financing options and liquidity positions,” “Risk Factors—Risk Factors Relating to the Spin-Off—Our financing arrangements will subject us to various restrictions that could limit our operating flexibility” and “Risk Factors—Risk Factors Relating to Ownership of Our Common Stock—Our capital raising may adversely affect holders of our common stock through the issuance of more senior securities or through dilution.”

Timeline of Key Events Related to the Spin-off	Before the Distribution Date:

•	The China Ivy board of directors will determine the record date for the dividend of our common stock to China Ivy stockholders, declare the dividend and determine the distribution ratio.

•	China Ivy will mail a notice or this information statement to its stockholders.

On the Distribution Date:

•	We expect that we will enter into a distribution agreement with China Ivy, that may include agreement on:

•	non-competition;

•	branding;

•	intellectual property;

•	tax sharing; and

•	employee matters.

•

China Ivy will transfer to us or our wholly owned subsidiary, all of its ownership interest in Safe Cell Tab Inc. and other assets, liabilities, businesses and employees currently primarily related to Safe Cell Tab Inc.’s operations, which we refer to as the contribution.

•	In exchange for the contribution, we will issue to China Ivy additional shares of our common stock.

•	China Ivy will distribute its shares of our common stock pro rata to all of its stockholders of record as of the record date.

Following the Distribution Date:

•	Our board of directors may approve various actions related to the spin-off as described in this information statement, including:

•	our corporate governance documents and policies;

•	the adoption of certain benefit plans; and

•	our dividend policy.

•	We plan to apply to the OTC:BB to list our common stock.

•	We will operate as an independent public company.

Dividend Policy

We expect to pay dividends only if and to the extent dividends are declared by our board of directors and permitted by applicable law and by the terms of our financing arrangements. Dividend payments are not guaranteed and our board of directors may decide, in its absolute discretion, not to pay dividends.

All decisions regarding the declaration and payment of dividends, including with respect to the initial dividend, will be at the discretion of our board of directors and will be evaluated from time to time in light of our financial condition, earnings, growth prospects, funding requirements, applicable law and other factors our board of directors deems relevant. See “Dividend Policy.”

Certain Anti-takeover Effects

Our articles of incorporation and bylaws and certain provisions of Nevada law will have the effect of making it more difficult for a potential acquirer to obtain control of our company in a transaction not approved by our board of directors. Moreover, certain provisions of the distribution agreement that we expect to enter into with China Ivy in connection with the spin-off and any restrictive covenants of future financing arrangements could discourage potential acquisition proposals. See “Risk Factors—Risk Factors Relating to Ownership of Our Common Stock—Anti-takeover provisions of our articles of incorporation and bylaws, the terms of our spin-off from China Ivy and certain provisions of Nevada law could delay or prevent a change of control that you may favor” and “Description of Our Capital Stock—Common Stock—Anti-Takeover Provisions.”

Certain United States Federal Income Tax Consequences of the Spin-Off

We are assuming that the spin-off will not qualify as a tax-free transaction to China Ivy, Cellteck and China Ivy stockholders for United States Federal income tax purposes under Section 355 and related provisions of the Internal Revenue Code of 1986, as amended, or the Code. Although the spin-off  may not result as tax-free to China Ivy, Cellteck and China Ivy stockholders under Section 355 or other provisions of the Code, China Ivy stockholders will not recognize any gain or loss for United States Federal income tax purposes upon the receipt of shares of Cellteck common stock in the spin-off and the transaction will not produce a taxable consequence for the parties. Certain United States Federal income tax consequences of the spin-off are described in more detail under “The Spin-Off—Certain United States Federal Income Tax Consequences of the Spin-Off.”

Risk Factors	You should review the risks relating to the spin-off, our business and ownership of our common stock described in “Risk Factors.”

Summary Historical Financial Data

The following table sets forth our summary of selected historical financial data. The following financial data as of September 30th 2006, December 31st 2006 and December 31, 2007  for the years ended September 30, 2006, three month ended December 31, 2006 and year  ended December 31, 2007 have been derived from our financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The following information should be read together with our financial statements and the notes related to those financial statements. See “Selected Financial Information,” “Pro Forma Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements.”

Our financial information may not be indicative of our future performance and does not necessarily reflect what our financial condition and results of operations would have been had we operated as an independent, stand-alone entity during the periods presented, particularly since many changes will occur in our operations and capitalization as a result of our spin-off from China Ivy.

The financial information presented reflects our financial results as described in our financial statements, however, does not give effect to the following subsequent events.

During June 2008 the Company plans to complete a reorganization and recapitalization by a name change of “Safe Cell Tab, Inc.” to “Cellteck Inc.” and a change in the domicile to the state of Nevada. The authorized capital will be changed by increasing the common stock to 300,000,000 shares and adding preferred stock of 100,000,000 shares, all at a par value of $.0001.  The preferred shares will have voting rights of ten votes for each share.  Part of the reorganization includes the payment of debt due related parties by the issuance of preferred shares.

We will incur non-recurring separation costs, which include costs for rebranding and brand launch, information technology systems and infrastructure transition, and employee and other costs. We expect to fund these costs from available cash. Due to the scope and complexity of the underlying projects, the amount of these costs could increase or decrease materially and the timing of incurrence of these costs could change. See “Pro Forma Financial Information.”

In addition there will be annual costs that will result from establishing or expanding the corporate support services for our business, including information technology, human resources, treasury, tax, risk management, accounting and financial reporting, investor relations, pension management, legal, procurement and other services. We expect these costs to be substantially similar to our historical costs.

	Year Ended 9-30,	Year Ended 12-31,	Year Ended 12-31,
	2006	2006	2007
Statement of Operations
Operating revenue	$5,865	$3,955	$6,833
Operating income	5,865	3,955	6,833
Income from operations	26,602	(1,076)	(16,500)
Net income (loss)		(1,076)	(16,500)

Balance Sheet

Total assets	$13,236	$13,457	$11,096
Long-term obligations	177,895	179,192	193,331
equity/shareowners’ investment	(164,659)	(165,735)	(182,235)

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information included in this information statement, in evaluating our company and our common stock. If any of the risks described below actually occurs, our business, financial results, financial condition and stock price could be materially adversely affected.

Risk Factors Relating to the Spin-Off

Our historical financial information may not be indicative of our future results as an independent company.

The historical financial information we have included in this information statement may not reflect what our results of operations, financial position and cash flows would have been had we been an independent company during the periods presented or be indicative of what our results of operations, financial position and cash flows may be in the future when we are an independent company. This is primarily a result of the following three factors:

•

our historical financial information reflects allocations for services historically provided by China Ivy, and we expect these allocations to be different from the costs we will incur for these services in the future as a smaller independent company, including with respect to services we expect will be provided by China Ivy during the transition period. We expect that, in some instances, the costs incurred for these services as a smaller independent company will be higher than the share of total China Ivy expenses allocated to us historically;

•

our historical financial information may not reflect the debt and related interest expense that we will incur as part of the spin-off, including debt we will incur in order to secure an operating line of credit; and

•

the historical financial information does not reflect the increased costs associated with being an independent company, including changes that we expect in our cost structure, personnel needs, financing and operations of the contributed business as a result of the spin-off from China Ivy and from reduced economies of scale.

For additional information about the past financial performance of our business and the basis of the presentation of the historical financial statements, see “Selected Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and the accompanying notes included elsewhere in this information statement.

As an  independent company  we may incur increased costs after the spin-off or as a result of the spin-off that may cause our profitability to decline.

Historically, our business has been principally reported as one of China Ivy’s business units, and China Ivy has performed some corporate functions for our operations, including managing investor relations, treasury services, select accounting functions, finance and tax administration, legal, regulatory, and corporate branding functions. Following the spin-off, China Ivy will no longer provide support to us with respect to certain of these functions. We will need to replicate certain facilities, systems, infrastructure and personnel to which we will no longer have access after our spin-off from China Ivy. We will incur capital and other costs associated with developing and implementing our own support functions in these areas.

In addition, there may be an adverse operational impact on our business as a result of the significant time of our management and other employees and internal resources that will need to be dedicated to building these capabilities during the first few years following the spin-off that otherwise would be available for other business initiatives and opportunities. When we begin to operate these functions independently, if we have not developed adequate systems and business functions, or obtained them from other providers, we may not be able to operate our company effectively and our profitability may decline.

In addition, we have historically benefited from China Ivy’s size and purchasing power in procuring goods and services. Following the spin-off, as an independent company, we may be unable to obtain goods and services at prices and on terms as favorable as those obtained before the spin-off, which could decrease our overall profitability.

If we are not successful in achieving brand recognition for our new brand, our competitive position will be weakened and we may lose market share.

We will incur substantial costs associated with launching and marketing our brand. However, we cannot assure you that we will be successful in achieving brand recognition for our brand.

If the distribution does not qualify as a tax-free transaction, tax could be imposed on China Ivy and China Ivy stockholders, and Cellteck may be required to indemnify China Ivy for the tax.

As explained in the prior risk factor, the distribution may not be tax-free to China Ivy. Furthermore, events subsequent to the distribution could cause China Ivy to recognize gain on the distribution, including as a result of Section 355(e) of the Code. Although the taxes resulting from the spin-off not qualifying for tax-free treatment for United States Federal income tax purposes generally would be imposed on China Ivy stockholders and China Ivy, under the tax sharing agreement, Cellteck would be required to indemnify China Ivy against all tax-related liabilities caused by the failure of the spin-off to qualify for tax-free treatment for United States Federal income tax purposes (including as a result of Section 355(e) of the Code) to the extent these liabilities arise as a result of any action taken by Cellteck or any of its affiliates following the spin-off or otherwise result from any breach of any representation, covenant or obligation of Cellteck or any of its affiliates under the tax sharing agreement or any other agreement entered into by Cellteck in connection with the spin-off. If the distribution fails to qualify for tax-free treatment, it may be treated as a taxable dividend to China Ivy stockholders in an amount equal to the fair market value of Cellteck common stock issued to China Ivy stockholders. See “Relationship Between China Ivy and Our Company After the Spin-Off—Tax Sharing Agreement.”

Following the spin-off, we will have substantial indebtedness, which could have a negative impact on our financing options and liquidity position.

In connection with the spin-off, we will assume the debt and liabilities associated with the Safe Cell Tab Inc. business and operations. As a result, following the spin-off, we will have approximately $190,000 of total debt outstanding. As soon as practicable following the spin-off, we will enter into an agreement with management and others providing us with approximately $150,000 operating line of credit and assumption of the $190,000 total debt of the Company.

Our overall leverage and the terms of our financing arrangements could:

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limit our ability to obtain additional financing in the future for working capital, capital expenditures and acquisitions;

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limit our ability to refinance our indebtedness on terms acceptable to us or at all;

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limit our ability to adapt to changing market conditions;

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restrict us from making strategic acquisitions or cause us to make non-strategic divestitures;

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require us to dedicate a significant portion of our cash flow from operations to paying the principal of and interest on our indebtedness, thereby limiting the availability of our cash flow to fund future capital

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expenditures, working capital and other corporate purposes;

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limit our flexibility in planning for, or reacting to, changes in our business and the telecommunications industry;

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place us at a competitive disadvantage compared with competitors that have less debt;

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make it more difficult for us to pay our anticipated cash dividends; and

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make us more vulnerable to economic downturns and limit our ability to withstand competitive pressures.

Our financing arrangements will subject us to various restrictions that could limit our operating flexibility.

We expect that our financing arrangements will contain restrictions, covenants and events of default that, among other things, will require us to satisfy certain financial tests and maintain certain financial ratios and restrict our ability to incur additional indebtedness and to refinance our existing indebtedness. The terms of these financing arrangements and any future indebtedness may impose various restrictions and covenants on us that could limit our ability to pay dividends, respond to market conditions, provide for capital investment needs or take advantage of business opportunities by limiting the amount of additional borrowings we may incur. These restrictions may include compliance with, or maintenance of, certain financial tests and ratios, including minimum interest coverage ratio and maximum leverage ratio, and may limit or prohibit our ability to, among other things:

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incur additional debt and issue preferred stock;

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create liens;

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redeem and/or prepay certain debt;

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pay dividends on our stock or repurchase stock;

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make certain investments;

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engage in specified sales of assets;

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enter into transactions with affiliates;

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enter new lines of business;

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engage in consolidation, mergers and acquisitions;

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make certain capital expenditures; and

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pay dividends and make other distributions.

These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities. See “Description of Certain Indebtedness.”

Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing arrangements would result in a default under those arrangements and under other arrangements containing cross-default provisions. A default would permit lenders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt and to terminate any commitments to lend. Under these circumstances, we might have insufficient funds or other resources to satisfy all our obligations, including our obligations under the notes. In addition, the limitations imposed by any financing arrangements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.

The agreements that we expect to enter into with China Ivy may involve, or may appear to involve, conflicts of interest.

Because the spin-off involves the separation of China Ivy’s wholly owned subsidiary, Safe Cell Tab Inc. and related operations into an independent company, we expect to enter into certain agreements with China Ivy to provide a framework for our initial relationship with China Ivy following the spin-off. We are negotiating these agreements with China Ivy while we are still a wholly owned subsidiary of China Ivy. Accordingly, the persons who are expected to become our officers are employees or officers of China Ivy or its subsidiaries and have an obligation to serve the interests of China Ivy and its subsidiaries. As a result, they could be viewed as having a conflict of interest.

The loss of any of our key agreements with China Ivy could have a material adverse effect on our business.

In connection with our spin-off from China Ivy, we expect to enter into a distribution agreement with China Ivy, which may include non-competition covenants. Each of these agreements with China Ivy will have an initial term of XX years from the date of the spin-off, subject to certain early termination rights. These agreements may be terminated by China Ivy prior to their stated term under specified circumstances, some of which are beyond our reasonable control or which could require extraordinary efforts or the incurrence of material excess costs on our part in order to avoid breach of the applicable agreement. Each of these agreements will have a cross-default provision, so that a termination under any of the agreements may, at China Ivy’s option, lead to a partial or complete termination of rights under any of the other agreements. It is possible that these agreements will not remain in place for their full stated term or that we may be unable to avoid all potential breaches of or defaults under these agreements. See “Relationship Between China Ivy and Our Company After the Spin-Off.”

Our inability to enforce the non-competition agreement with China Ivy may impair the value of our business.

We expect that under a distribution agreement, China Ivy will generally agree not to engage in business or products similar to those represented by Safe Cell Tab Inc. in our incumbent markets directed primarily at customers in these markets. However, under applicable law, a covenant not to compete is only enforceable:

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 to the extent it is necessary to protect a legitimate business interest of the party seeking enforcement;

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if it does not unreasonably restrain the party against whom enforcement is sought; and

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if it is not contrary to the public interest.

Enforceability of a non-competition covenant is determined by a court based on all of the facts and circumstances of the specific case at the time enforcement is sought. For this reason, it is not possible for us to predict whether, or to what extent, a court would enforce China Ivy’s covenants not to compete against us during the term of the non-competition agreement. If a court were to determine that the non-competition agreement is unenforceable, China Ivy could compete directly against us in the previously restricted markets. Our inability to enforce the non-competition agreement with China Ivy could have a material adverse effect on our financial condition or results of operations.

Potential liabilities may arise due to fraudulent transfer considerations, which would adversely affect our financial condition and our results of operations.

In connection with the spin-off, China Ivy intends to undertake several corporate restructuring transactions which, along with the spin-off, may be subject to Federal and State fraudulent conveyance and transfer laws. If, under these laws, a court were to determine that, at the time of the spin-off, any entity involved in these restructuring transactions or the spin-off:

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was insolvent,

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was rendered insolvent by reason of the spin-off,

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had remaining assets constituting unreasonably small capital, or

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intended to incur, or believed it would incur, debts beyond its ability to pay these debts as they matured,

The court could void the spin-off, in whole or in part, as a fraudulent conveyance or transfer. The court could then require our stockholders to return to China Ivy some or all of the shares of our common stock issued pursuant to the spin-off, or require China Ivy or us, as the case may be, to fund liabilities of the other company for the benefit of creditors. The measure of insolvency will vary depending upon the jurisdiction whose law is being applied. Generally, however, an entity would be considered insolvent if the fair value of its assets were less than the amount of its liabilities or if it incurred debt beyond its ability to repay the debt as it matures.

If a court were to hold that the spin-off is not a legal dividend, it would adversely affect our financial condition and our results of operations.

The spin-off is subject to Nevada corporate law, which includes a provision governing corporate distributions. A court could later determine that the spin-off was invalid under Nevada corporate law and reverse the transactions. The resulting complications, costs and expenses would materially adversely affect our financial condition and results of operations.

Our rights under certain of the agreements we expect to enter into with China Ivy could be impaired if there were bankruptcy proceedings brought by or against China Ivy during the term of these agreements.

As described above, in connection with our spin-off from China Ivy, we expect to enter into a distribution agreement with China Ivy, including non-competition terms. If a bankruptcy case were to be commenced by or against China Ivy, it is possible that all or part of the applicable agreements could be considered an executory contract and could therefore be subject to rejection by China Ivy or by a trustee appointed in a bankruptcy case.

If one or more of these agreements were rejected, the applicable agreement might not be specifically enforceable. If the non-competition agreement was rejected and specific enforcement were not available, China Ivy would, among other things, no longer be precluded from the restrictions agreed to with respects to specific product offerings in the applicable restricted markets.

The loss of any rights under any of these agreements with China Ivy could have a material adverse effect on our financial condition or results of operations.

Our designated executive team may have limited experience working together to lead an independent company.

While the persons expected to be our executive officers have significant industry experience and significant experience managing business units, they may have limited experience working together as managers of an independent, stand-alone company. Our success will depend, in part, on the ability of our executives to work effectively as a team in this new environment.

Risk Factors Relating to Our Business

We face widespread competition from other industry related product offerings that may reduce our market share and harm our financial performance.

Competition from other industry related product lines may affect our ability to attract and retain distributors and to decrease sales rates. We may not be able to compete effectively with these companies for product sales or acquisitions in the future.

If we fail to anticipate or respond adequately to changes in technology and user preferences, our competitive position in this market could be materially adversely affected.

Advances in technology have brought and will likely continue to bring new participants, new products and new channels to the industry. The Internet has emerged as an attractive medium for retail product sales and its use, including as a means to transact commerce through wireless devices, has resulted in new technologies being developed and services provided that compete with our traditional distribution models, products and services. As a result of these factors, our growth and future financial performance may depend on our ability to develop and market new products and services to take advantage of and create new distribution channels, while enhancing existing products, services and distribution channels, to incorporate the latest technological advances and accommodate changing user preferences, including the use of the Internet. We may not be able to adapt our business successfully to these changes in technology.

We may not have access to capital on acceptable terms or at all.

Following the spin-off, we will no longer benefit from China Ivy’s investment grade status and our credit ratings are expected to be substantially lower than the current ratings of China Ivy. Differences in credit ratings affect the interest rates at which we may sell debt securities or borrow funds, as well as the amounts of indebtedness and types of financing structures that may be available to us. We may not be able to raise the capital we require on acceptable terms, or at all. If we are not able to obtain sufficient financing, we may be unable to maintain or grow our business, including through acquisitions. In addition, our financing costs may be higher following the spin-off. Further issuances of equity securities will be subject to limitations imposed on us in financing agreements that we expect to enter into.

Additional regulation regarding information technology could lead to increased costs.

As the Internet industry develops, specific laws relating to the provision of Internet services and the use of Internet and Internet-related applications may become relevant. Regulation of the Internet and Internet-related services is itself still developing both formally by, for instance, statutory regulation, and also less formally by, for instance, industry self regulation. If our regulatory environment becomes more restrictive, including by increased Internet regulation, our profitability could decrease.

Loss of key personnel or our inability to attract and retain highly qualified individuals could materially adversely affect our business.

We depend on the continued services of key personnel, including our experienced senior management team. The loss of key personnel could have a material adverse effect on our business. Our separation from China Ivy could also adversely affect our ability to attract and retain key personnel.

Our ability to achieve our operating goals depends to a significant extent on our ability to identify, hire, train and retain qualified individuals.

The loss of important intellectual property rights could adversely affect our prospects and results of operations.

Some intellectual property rights and other testimonial property rights are key to our business. We rely upon a combination of copyright and trademark laws as well as contractual arrangements to establish and protect our intellectual property rights. We may be required from time to time to bring lawsuits against third parties to protect our intellectual property rights. Similarly, from time to time, we may be party to proceedings by third parties challenging our rights. We cannot be sure that any lawsuits or other actions brought by us will be successful or that we will not be found to infringe the intellectual property rights of third parties. As the Internet grows, it may prove more onerous to protect from domain name infringement or to prevent others from using Internet domain names that associate their business with ours. Although we are not aware of any material infringements that are significant to our business, any lawsuits, regardless of their outcome, could result in substantial costs and diversion of resources and could have a material adverse effect on our business, financial condition or results of operations. Furthermore, the loss of important intellectual property rights, including testimonial property rights, could have a material adverse effect upon our business, financial condition and results of operations.

Our right to use the testimonial property moving forward may be contingent on the successful spin-off.

Environmental compliance costs and liabilities could adversely affect our operating results, including our cash available for operations.

Our operations, as well as the properties that we own and lease for our business, are subject to stringent laws and regulations relating to environmental protection. Our failure to comply with applicable environmental laws, regulations or permit requirements, or the imposition of liability related to waste disposal or other matters arising under these laws, could result in civil or criminal fines, penalties or enforcement actions, third-party claims for property damage and personal injury or requirements to clean up property or other remedial actions. Some of these laws provide for “strict liability,” which can render a party liable for environmental or natural resource damage without regard to negligence or fault on the part of the party.

In addition, new environmental laws and regulations, new interpretations of existing laws and regulations, increased governmental enforcement or other developments could require us to make additional unforeseen expenditures. Many of these laws and regulations are becoming increasingly stringent, and the cost of compliance with these requirements can be expected to increase over time. To the extent that the costs associated with meeting any of these requirements are substantial and not adequately provided for, there could be a material adverse effect on our business, financial condition and results of operations.

Our exposure to legal proceedings could have a material adverse effect on our operating results or financial condition.

We can expect to be involved with various lawsuits and other claims typical for a business of our size. In addition, from time to time, we may receive communications from government or regulatory agencies concerning investigations or allegations of noncompliance with laws or regulations in jurisdictions in which we operate. We do not expect that the ultimate resolution of pending regulatory and legal matters in future periods will have a material effect on our financial condition. However, any potential judgments, fines or penalties relating to these matters may have a material effect on our results of operations in the period in which they are recognized. See “Business—Legal Proceedings.”

Our reliance on technology could have a material adverse effect on our business.

Some of our business activities rely to a significant degree on the efficient and uninterrupted operation of our computer and communications systems and those of third parties. Any failure of current or, in the future, new systems could impair our collection, processing or storage of data and the day-to-day management of our business. This could have a material adverse effect on our business, financial condition and results of operations.

Our computer and communications systems are vulnerable to damage or interruption from a variety of sources. Despite precautions taken by us, a natural disaster or other unanticipated problems that lead to the corruption or loss of data at our facilities could have a material adverse effect on our business, financial condition and results of operations.

Risk Factors Relating to Ownership of Our Common Stock

The market price and trading volume of our common stock may be volatile.

Prior to and at the time of the spin-off, there will have been no trading market for our common stock. Our common stock is expected to be listed on the OTC:BB.

Neither we nor China Ivy can assure you as to the trading prices of our common stock after the spin-off. Until our common stock is fully distributed and an orderly market develops, the prices at which our stock trades may fluctuate significantly. In addition, the combined trading prices of China Ivy common stock and our common stock after the spin-off may, in the aggregate, be less than, equal to or greater than the trading prices of China Ivy common stock prior to the spin-off. The market price for our common stock may fluctuate in response to many things, including but not limited to:

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our quarterly or annual earnings or those of other companies in our industry;

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changes in earnings estimates or recommendations by research analysts;

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investor perceptions;

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new laws or regulations or new interpretations of laws or regulations applicable to our business;

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changes in accounting standards, policies, guidance, interpretations or principles; and

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general economic and industry conditions.

Our capital raising may adversely affect holders of our common stock through the issuance of more senior securities or through dilution.

In addition to the new financing arrangements we expect to enter following the spin-off, we may need to incur additional debt or issue securities in order to fund working capital needs, capital expenditures and product development requirements or to make acquisitions and other investments. Due to limitations with respect to issuances of equity securities in relation to these agreements, we may seek to raise additional capital in the form of debt, which could increase our leverage and reduce our credit ratings. Further, any debt securities or preferred stock we issue will have liquidation rights, preferences and privileges senior to those of holders of our common stock. Among other reasons, if we were to raise funds through the issuance of common stock, we might lower the per share amount of any dividends that we issue.

Our financing arrangements will contain significant limitations on our ability to pay dividends on shares of our common stock.

Our financing arrangements will contain significant restrictions on our ability to pay dividends on shares of our common stock based on our meeting certain performance measures and complying with other conditions. Our ability to comply with these performance measures may be affected by events beyond our control, including prevailing economic, financial and industry conditions.

A breach of any of the covenants, ratios or tests contained in our financing arrangements could result in a default under the financing arrangements. Any events of default or breach of certain provisions in our financing arrangements could prohibit us from paying any dividends to you. See “Description of Certain Indebtedness.”

There is no assurance that we will declare dividends or have the available cash to make dividend payments.

Although we will have a policy of paying dividends on our common stock, there can be no assurance that funds will be available for this purpose in the future. The declaration and payment of dividends will be subject to the sole discretion of our board of directors, will not be cumulative, and will depend upon our profitability, financial condition, capital needs, future prospects, and other factors deemed relevant by our board of directors, and will be restricted by the terms of our financing arrangements.

Anti-takeover provisions of our articles of incorporation and bylaws, the terms of our spin-off from China Ivy and subsequent financing arrangements and certain provisions of Nevada law could delay or prevent a change of control that you may favor.

Some provisions to be included in our articles of incorporation and bylaws may discourage, delay or prevent a merger or other change of control that stockholders may consider favorable or may impede the ability of the holders of our common stock to change our management. Provisions in our articles of incorporation and bylaws, among other things, will:

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limit the right of stockholders to call special meetings of stockholders;

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regulate how stockholders may present proposals or nominate directors for election at annual meetings of stockholders;

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require unanimous written consent of stockholders to take any action without a meeting; and

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authorize our board of directors to issue preferred stock in one or more series, without stockholder approval.

Under the distribution agreement, the tax sharing terms we expect to enter into with China Ivy, we will indemnify China Ivy for any tax resulting from any acquisition or issuance of our equity securities after the distribution that triggers the application of Section 355(e) of the Code. This indemnity obligation might discourage, delay or prevent a change of control that you may consider favorable.

Finally, following the spin-off, we expect to be subject to a financing agreement, which may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts and limitations on the replacement of the board of directors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this information statement. These forward-looking statements relate to our outlook or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies or expectations, or the impact of legal, regulatory or supervisory matters on our business, results of operations or financial condition. Specifically, forward-looking statements may include:

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statements relating to our plans, intentions, expectations, objectives or goals, including those relating to the establishment of our new brand and the benefits of the spin-off;

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statements relating to our future economic performance, business prospects, revenues, income and financial condition following the spin-off, and any underlying assumptions relating to those statements; and

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statements preceded by, followed by or that include the words “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These statements reflect our management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, our management has made assumptions regarding, among other things, customer usage, customer growth and retention, pricing, operating costs, technology and the economic and regulatory environment.

Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause our actual results to differ include:

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our revenues and operating costs may be different than expected following the spin-off;

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our ability to establish our new company brand and our ability to effectively use the testimonial property branding in conjunction with our company brand, where permitted;

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our different capital structure as an independent company, including our access to capital, credit ratings, indebtedness and ability to raise additional financing;

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volatility in the equity market;

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the effects of vigorous competition in the markets in which we operate;

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the effects of other mergers and consolidations in the industries relevant to our operations and unexpected announcements or developments from others in those industries;

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the costs and business risks associated with providing new services and entering new markets;

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the impact of new, emerging or competing technologies on our business;

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the cost of our financing and our ability to raise additional financing if needed;

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the uncertainties related to bankruptcies affecting industries relevant to our operations

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the uncertainties related to the implementation of our business strategy;

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unexpected results of litigation filed against our company;

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material changes to our agreements with China Ivy;

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material changes to contracts with unions;

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inability of third parties to perform their obligations under agreements related to our business operations; and

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other risks referenced from time to time in our future filings with the SEC and those factors listed under “Risk Factors.”

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this information statement. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this information statement or to reflect the occurrence of unanticipated events.

THE SPIN-OFF

Background

In August 2006, China Ivy announced its intention to explore various strategies with its Safe Cell Tab, Inc. operations, including a divestiture of our company.

In October 2007, China Ivy announced its intention to pursue the spin-off of Safe Cell Tab Inc. business and related operations. We expect the spin-off to occur on or about XXXXXX  through a distribution by China Ivy of its shares of our common stock to China Ivy’s stockholders.

On XXXXX XX, 2008, the China Ivy board of directors declared a dividend on China Ivy common stock consisting of shares of our common stock. The dividend will be paid on or about XXXXX XX, 2008, the distribution date, in the amount of one share of our common stock for every 1 share of China Ivy common stock outstanding on the record date at 5:00 p.m., Eastern Time, as described below.

You will not be required to pay any cash or other consideration or to surrender or exchange your shares of China Ivy common stock to receive the dividend of our common stock.

Structure

In connection with the spin-off, China Ivy will transfer to Cellteck all of its ownership interest in the Safe Cell Tab Inc. business and other assets, liabilities, businesses and employees currently primarily related to the Safe Cell Tab operations (which we refer to collectively as the contribution). In exchange for the contribution, Cellteck will:

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issue to China Ivy additional shares of Cellteck common stock ;

After the contribution, China Ivy will spinoff Cellteck to the stockholders of China Ivy by distributing all of its shares of Cellteck common stock to China Ivy stockholders on a pro rata basis.

As a result of the spin-off, Cellteck will become an independent public company. No further vote of China Ivy stockholders is required or being sought in connection with the spin-off and China Ivy stockholders have no appraisal rights in connection with the spin-off.

Reasons for the Spin-Off

China Ivy’s board of directors has determined that separating our business from China Ivy is in the best interests of China Ivy and its stockholders. China Ivy’s board of directors considered potential benefits in making its determination to effect the spin-off. Among other things, China Ivy’s board of directors considered that the spin-off may:

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allow each company to separately focus on its core business, which may facilitate the potential expansion and growth of each of China Ivy and Cellteck;

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allow each company to determine its own capital structure;

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allow Cellteck management to re-instate its professional athletes testimonial marketing initiatives more effectively; and

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permit Cellteck to enhance the efficiency and effectiveness of equity-based compensation programs offered to its employees.

Neither we nor China Ivy can assure you that, following the spin-off, any of these benefits will be realized to the extent anticipated or at all.

China Ivy’s board of directors also considered a number of other factors in evaluating the spin-off, including:

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the potential for certain incremental costs to Cellteck to replicate certain systems, infrastructure and personnel to which it will no longer have access after the spin-off;

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the impact on Cellteck’s business of incurring a substantial amount of debt;

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the difficulties associated with launching and gaining market recognition of Cellteck’s new brand and the limitations on Cellteck’s current right to use the Athletes Testimonial Program;

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the limitations placed on Cellteck as a result of the distribution and other agreements that it is expected to enter into with China Ivy and others in connection with the spin-off; and

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the risk that the combined trading prices of Cellteck common stock and China Ivy common stock after the spin-off may be lower than the trading price of China Ivy’s common stock before the spin-off.

Ultimately, China Ivy’s board of directors concluded that the potential benefits of the spin-off outweigh these factors.

The Number of Shares You Will Receive

For every 1 share of China Ivy common stock that you owned at 5:00 p.m., Eastern Time, on XXXX XX, 2008, the record date, you will receive one share of our common stock on the distribution date.

If you sell your shares of China Ivy common stock and the sale of the shares settles before the distribution date in the “regular way” market, you will not receive shares of our common stock in the distribution. Please see the following section “—Trading Before the Distribution Date.”

Trading Before the Distribution Date

China Ivy Common Stock

If you own shares of China Ivy common stock on the record date and sell those shares on the regular way market before the distribution date, you will also be selling your entitlement to the shares of our common stock that would have been distributed to you and, therefore, you will not receive Cellteck shares.

When and How You Will Receive Our Common Stock

We anticipate that on XXXX XX, 2008, China Ivy will release to our transfer agent shares of our common stock to be distributed. As part of the distribution, we expect to adopt a book-entry share transfer and registration system for our common stock. This means that instead of receiving physical share certificates, registered holders of China Ivy common stock entitled to the distribution will have their shares of our common stock distributed on the distribution date credited to book-entry accounts established for them by the transfer agent. To the extent permitted by applicable Nevada law, the shares of our common stock will be uncertificated and we will not issue any physical share certificates. After the distribution, you may request a transfer of your shares of our common stock to a brokerage or other account.

Treatment of Fractional Shares

The transfer agent will not deliver any fractional shares of our common stock in connection with the distribution. Instead, the transfer agent will aggregate all fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share. We anticipate that these sales will occur as soon as practicable after the distribution date. Those holders will then receive a cash payment in the form of a check or wire transfer, as applicable, in an amount equal to their pro rata share of the total net proceeds of those sales. If you physically hold China Ivy stock certificates or hold your stock in book-entry form, your check for any cash that you may be entitled to receive instead of fractional shares of our common stock will be mailed to you separately, or if applicable and practicable, a deposit will be made by wire transfer provided you are enrolled in direct deposit.

It is expected that all fractional shares held in street name will be aggregated and sold by brokers or other nominees according to their standard procedures and that brokers or other nominees may request the transfer agent to sell the fractional shares on their behalf. You should contact your broker or other nominee for additional details.

None of China Ivy, our company or the transfer agent will guarantee any minimum sale price for the fractional shares of our common stock. Neither we nor China Ivy will pay any interest on the proceeds from the sale of fractional shares. The receipt of cash in lieu of fractional shares will generally be taxable to the recipient stockholders. See “—Certain United States Federal Income Tax Consequences of the Spin-Off.”

Interests of China Ivy Officers and Directors in the Spin-Off

To the extent that China Ivy officers and directors hold shares of China Ivy common stock, they will be entitled to receive shares of our common stock in the distribution on the same terms as other China Ivy stockholders.

Certain United States Federal Income Tax Consequences of the Spin-Off

The following summarizes certain United States Federal income tax consequences of the spin-off. This summary is based on the Code, the Treasury regulations promulgated under the Code, and interpretations of the Code and the Treasury regulations by the courts and the IRS, all as they exist as of the date hereof and all of which are subject to change, possibly with retroactive effect. This summary is limited to stockholders of China Ivy that are United States holders, as defined immediately below. A United States holder is a beneficial owner of China Ivy common stock that is, for United States Federal income tax purposes:

•

an individual who is a citizen or a resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States Federal income tax purposes, created or organized under the laws of the United States or any State thereof or the District of Columbia;

•

an estate, the income of which is subject to United States Federal income taxation regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations.

Further, this summary does not discuss all of the tax considerations that may be relevant to China Ivy stockholders in light of their particular circumstances, nor does it address the consequences to stockholders subject to special treatment under the United States Federal income tax laws, including:

•

insurance companies;

•

dealers or traders in securities or currencies;

•

tax-exempt organizations;

•

financial institutions;

•

mutual funds;

•

partnerships or other entities classified as partnerships for United States Federal income tax purpose and investors in these entities;

•

holders who hold their shares as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction;

•

holders who are subject to the alternative minimum tax; or

•

holders who acquired their shares upon the exercise of employee stock options or otherwise as compensation.

In addition, this summary is limited to stockholders that hold their China Ivy common stock as a capital asset. Finally, this summary does not address any estate, gift or other non-income tax consequences or any state, local or foreign tax consequences.

CHINA IVY STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE AND LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF THE SPIN-OFF TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

The effect of the spin-off, including (i) the contribution of its ownership interest in Safe Cell Tab Inc. and other assets, liabilities, businesses and employees currently primarily related to Safe Cell tab’s operations, (ii) the receipt by China Ivy of Cellteck common stock, (iii) the distribution by China Ivy of Cellteck common stock to China Ivy stockholders, and the tax result to China Ivy, Cellteck and China Ivy stockholders for United States Federal income tax purposes under Section 355 and related provisions of the Code.

Although may not qualify as a tax-free transaction under Section 355 and other provisions of the Code, similarly results as tax-free to China Ivy, Cellteck and China Ivy stockholders. The opinion will be based on, among other things, certain assumptions and representations as to factual matters made by China Ivy and Cellteck, which, if incorrect or inaccurate in any material respect, would jeopardize the conclusions reached by counsel in its opinion. The opinion will not be binding on the IRS or the courts, and the IRS or the courts may not agree with the opinion.

Assuming that the spin-off results as described above: (i) no gain or loss will be recognized by (and no amount will be included in the income of) China Ivy stockholders upon the receipt of shares of Cellteck common stock in the spin-off; (ii) any cash received in lieu of fractional share interests in Cellteck will give rise to capital gain or loss equal to the difference between the amount of cash received and the tax basis allocable to the fractional share interests (determined as described below); (iii) the aggregate tax basis of the China Ivy common stock and the Cellteck common stock in the hands of each China Ivy stockholder after the spin-off (including any fractional interests to which the stockholder would be entitled) will equal the aggregate tax basis of the China Ivy common stock held by the stockholder immediately before the spin-off, allocated between the China Ivy common stock and the Cellteck common stock in proportion to the relative fair market value of each on the date of the spin-off; and (iv) the holding period of the Cellteck common stock received by each China Ivy stockholder will include the holding period at the time of the spin-off of the China Ivy common stock on which the distribution is made.

Notwithstanding receipt by China Ivy of the opinion of counsel, the IRS could assert that the spin-off does not qualify for tax-free treatment for United States Federal income tax purposes. If the IRS were successful in taking this position, China Ivy stockholders and China Ivy could be subject to United States Federal income tax liability. In general, China Ivy stockholders would be subject to tax as if they had received a taxable distribution equal to the fair market value of the Cellteck common stock that was distributed to them and the gain recognized by China Ivy likely would include the entire fair market value of the stock of Cellteck securities. In addition, even if the spin-off otherwise were to qualify for tax-free treatment for United States Federal income tax purposes, it would become taxable to China Ivy pursuant to Section 355(e) of the Code if 50% or more of the shares of either China Ivy common stock or Cellteck common stock were acquired, directly or indirectly, as part of a plan or series of related transactions that included the spin-off. If the IRS were to determine that acquisitions of China Ivy common stock or Cellteck common stock, either before or after the spin-off, were part of a plan or series of related transactions that included the spin-off, this determination could result in the recognition of gain by China Ivy under Section 355(e). In that case, the gain recognized by China Ivy likely would include the entire fair market value of the stock of Cellteck, and would likely be very non-substantial. Even if Section 355(e) were to cause the spin-off to be taxable to China Ivy, the spin-off would remain tax-free to China Ivy’s stockholders.

Although the taxes resulting from the spin-off not qualifying for tax-free treatment for United States Federal income tax purposes generally would be imposed on China Ivy stockholders and China Ivy, under the tax sharing agreement Cellteck expects to enter into with China Ivy, Cellteck would be required to indemnify China Ivy against all tax-related liabilities caused by the failure of the spin-off to qualify for tax-free treatment for United States Federal income tax purposes (including as a result of Section 355(e) of the Code) to the extent these liabilities arise as a result of any action taken by Cellteck following the spin-off or otherwise result from any breach of any representation, covenant or obligation of Cellteck or any of its affiliates under the distribution agreement or any other agreement that will be entered into by Cellteck with China Ivy in connection with the spin-off. See “Relationship Between China Ivy and Our Company After the Spin-Off—Tax Sharing Agreement.”

Results of the Distribution

Immediately following the spin-off, we expect to have outstanding approximately 61,650,001 shares of our common stock, based on the number of shares of China Ivy common stock outstanding on XXXX XX, 2008. The actual number of shares of our common stock to be distributed will depend on the actual number of shares of China Ivy common stock outstanding on the record date.

Immediately following the spin-off, we expect to have approximately XXXXX holders of record of shares of our common stock, based on the number of record holders of China Ivy common stock on XXXX XX.

Listing and Trading of Our Common Stock

On the distribution date, there will be no public market for our common stock. We expect to apply for listing on the OTC:BB interdealer market as soon thereafter as practicable.

Neither we nor China Ivy can guarantee a market for our common stock or assure you as to the trading price of our common stock after the spin-off or as to whether the combined trading prices of our common stock and China Ivy’s common stock after the spin-off will, in the aggregate, be less than, equal to or greater than the trading prices of China Ivy common stock before the spin-off. See “Risk Factors—Risk Factors Relating to Ownership of Our Common Stock.”

The shares of our common stock distributed to China Ivy’s stockholders will be freely transferable, except for shares received by individuals who are our affiliates and except for certain shares that may be issued under employee plans. Individuals who may be considered our affiliates after the spin-off include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. This may include some or all of our executive officers and directors. Individuals who are our affiliates will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, including the exemptions afforded by Section 4(1) of the Securities Act or Rule 144 thereunder.

As of the distribution date, based on their holdings of China Ivy common stock as of XXXX XX, 2008, we estimate that our directors and officers will collectively hold 10,230 shares of our common stock that will be subject to these restrictions.

DIVIDEND POLICY

We expect to pay dividends only if and to the extent dividends are declared by our board of directors and permitted by applicable law and by the terms of our financing arrangements. Dividend payments are not guaranteed and our board of directors may decide, in its absolute discretion, not to pay dividends. Dividends on our common stock are not cumulative. All decisions regarding the declaration and payment of dividends, including with respect to the initial dividend, will be at the discretion of our board of directors and will be evaluated from time to time in light of our financial condition, earnings, growth prospects, funding requirements, applicable law and other factors our board of directors deems relevant. Cellteck is a newly-formed entity and, therefore, has not paid dividends in the past. In addition, our overall leverage could require us to dedicate a significant portion of our cash flow from operations to paying the principal of and interest on our indebtedness, thereby reducing funds available for other corporate purposes, and make it more difficult for us to pay our anticipated cash dividends. See “Risk Factors—Risk Factors Relating to the Spin-Off—Following the spin-off, we will have substantial indebtedness, which could have a negative impact on our financing options and liquidity position.”

Restrictions on Payment of Dividends Under Nevada Law

Under Nevada law, we can only pay dividends either out of “surplus” (which is defined as total assets at fair market value minus total liabilities, minus statutory capital) or out of current or the immediately preceding year’s earnings.

Restrictions on Payment of Dividends Under Our Financing Arrangements

Our financing arrangements will contain significant restrictions on our ability to pay dividends on shares of our common stock based on our meeting certain performance measures and complying with other conditions. Our ability to comply with these performance measures may be affected by events beyond our control, including prevailing economic, financial and industry conditions.

For example, we expect that our new credit facilities and our notes will include covenants that specifically limit our ability to pay dividends. Under the new credit facilities we expect to be generally restricted from paying dividends except in specified circumstances. See “Description of Certain Indebtedness—New Credit Facilities—Permitted Distributions.” We expect the indenture governing the notes to include similar provisions limiting our ability to pay dividends.

A breach of any of the covenants, ratios or tests contained in our financing arrangements could result in a default under the financing arrangements. Any events of default or breach of certain provisions in our financing arrangements could prohibit us from paying any dividends to you.

SELECTED FINANCIAL INFORMATION

The following table sets forth our summary of selected historical financial data. The following financial data as of September 30th 2006, December 31st 2006 and December 31, 2007  for the years ended September 30, 2006, three month ended December 31, 2006 and year  ended December 31, 2007 have been derived from our financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The following information should be read together with our financial statements and the notes related to those financial statements. See “Selected Financial Information,” “Pro Forma Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements.”

Our financial information may not be indicative of our future performance and does not necessarily reflect what our financial condition and results of operations would have been had we operated as an independent, stand-alone entity during the periods presented, particularly since many changes will occur in our operations and capitalization as a result of our spin-off from China Ivy.

	Year Ended 9-30,	Year Ended 12-31,	Year Ended 12-31,
	2006	2006	2007
Statement of Operations
Operating revenue	$5,865	$3,955	$6,833
Operating income	5,865	3,955	6,833
Income from operations	26,602	(1,076)	(16,500)
Net income (loss)		(1,076)	(16,500)

Balance Sheet

Total assets	$13,236	$13,457	$11,096
Long-term obligations	177,895	179,192	193,331
equity/shareowners’ investment	(164,659)	(165,735)	(182,235)

PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma financial information presented below has been derived from our unaudited financial statements as of Marc 31, 2008 the pro forma adjustments and notes to the pro forma financial information give effect to the transactions described below. The unaudited pro forma financial information should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes related to those financial statements included elsewhere in this information statement.

Included in the following is an unaudited pro-forma balance sheet, showing the planned transactions as if the reorganization had been completed March 31, 2008.

The pro forma adjustments are based on the best information available and assumptions that management believes are reasonable. The unaudited pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what our results of operations or financial position would have been had the transactions described below occurred on the dates indicated. The unaudited pro forma financial information also should not be considered representative of our future results of operations or financial position.

The pro forma financial information presented reflects our financial results as fully described in the notes to our financial statements included in this information statement and gives effect to the following pro forma transactions:

During June 2008 the Company plans to complete a reorganization and recapitalization by a name change of “Safe Cell Tab, Inc.” to “Cellteck Inc.” and a change in the domicile to the state of Nevada. The authorized capital will be changed by increasing the common stock to 300,000,000 shares and adding preferred stock of 100,000,000 shares, all at a par value of $.0001.  The preferred shares will have voting rights of ten votes for each share.  Part of the reorganization includes the payment of debt due related parties by the issuance of preferred shares.

See the notes to unaudited pro forma financial information included herein for a more detailed discussion of these pro forma transactions.

CELLTECK INC.

(Formally Safe Cell Tab, Inc.)

PRO-FORMA BALANCE SHEET

March 31, 2008

	Mar 31,		Adjustments	Mar 31,
	2008			2008

CURRENT ASSETS
Cash	$108			$108
Inventory - for resale	10,480			10,480

Total Current Asset	$10,588			$10,588

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
Accounts Payables	$346			$346
Accounts payable - related parties	197,464	(2)	(197,464)	-

Total Current Liabilities	197,810			346

STOCKHOLDERS' DEFICIENCY

Preferred stock
100,000,000 shares authorized at $ .0001 par value
40,000,000 shares issued	-	(2)	4,000	4,000

Common stock
300,000,000 shares authorized at $.0001 par value
61,650,001 shares issued	8,680	(1)	(2,515)	6,165
Capital in excess of par value	(2,054)	(1)	2,515
		(2)	193,464	193,925
Accumulated deficit during development stage	(193,848)			(193,848)

Total Stockholders' Deficiency	(187,222)			10,242

	$10,588			$10,588

(1)    Recapitalization - 8,680 shares, par value $1.00, exchanged for 61,650,001 pro rata shares, par value $.0001.

(2)    Issue 40,000,000 preferred shares, par value $.0001, for payment of debt

SAFE CELL TAB,  INC.

 BALANCE SHEETS  - unaudited

March  31, 2008 and December 31, 2007

	Mar 31,	Dec 31,
	2008	2007
ASSETS
CURRENT ASSETS

Cash	$108	$544
Inventory - for resale	10,480	10,552

Total Current Assets	$10,588	$11,096

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES

Accounts payable	$346	$1,364
Accounts payable - related parties	197,464	191,967

Total Current Liabilities	197,810	193,331

STOCKHOLDERS' DEFICIENCY

Common stock
10,000 shares authorized at $1.00 par value;
8,680 shares issued and outstanding	8,680	8,680
Capital in excess of par value – deficiency	(2,054)	(2,054)
Accumulated deficit	(193,848)	(188,861)

Total Stockholders' Deficiency	(187,222)	(182,235)
	$10,588	$11,096

The accompanying notes are an integral part of these financial statements

SAFE CELL TAB,  INC.

 STATEMENT OF OPERATIONS -unaudited

For the Three  Months Ended March 31, 2008 and 2007

	Mar 31,	Mar 31,
	2008	2007

REVENUES	$2,511	$2,001

EXPENSES

Administrative	7,498	5,093

NET LOSS	$(4,987)	$(3,092)

NET LOSS PER COMMON
SHARE

Basic and diluted	$(.57)	$(.36)

AVERAGE OUTSTANDING
SHARES

Basic	8,680	8,680

The accompanying notes are an integral part of these financial statements

SAFE CELL TAB,  INC.

 STATEMENT OF CASH FLOWS - unaudited

For the Three Months Ended March 31, 2008 and 2007

	Mar 31,	Mar 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(4,987)	$(3,092)

Adjustments to reconcile net loss to
net cash provided by operating
activities

Changes in inventory	72	786
Changes in accounts payable	(1,018)	(33)

Net Changes in Cash from Operations	(5,933)	(2,339)

CASH FLOWS FROM INVESTING ACTIVITIES
	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Advances from related parties	5,497	949

Net Increase (Decrease) in Cash	(436)	(1,390)

Cash at Beginning of Period	544	1,523

Cash at End of Period	$108	$133

The accompanying notes are an integral part of these financial statements.

SAFE CELL TAB,  INC.

NOTES TO FINANCIAL STATEMENTS

March  31, 2008

1.

ORGANIZATION

The Company was incorporated on May 9, 1996 under in the Province of British Columbia, Canada with authorized 10,000 common shares with a par value of $1.00.  The Company made several name changes resulting in its present name.

The Company is in the business of   pursuing the marketing and sales of the “Safe Cell Tab”.  The Safe Cell Tab is a small, thin, oval shaped device designed specifically to help protect the users of cell phones, cordless phones, laptops, microwaves and any other hand held devices from the potentially harmful effects of electronic radiation which is emitted from these and other electronic devices.

The Company was acquired by Claremont Technologies Corp as a wholly owned subsidiary on August 22, 2003 (as amended). This report includes the financial statements of the Company only and has not been consolidated with its parent.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not adopted a policy regarding payment of dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On March 31, 2008 the Company had a net operating loss carry forward of $193,848. The use of the income tax benefit from the loss carry forward  may not be available for carry forward because the parent Company has filed consolidated tax returns.

SAFE CELL TAB, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

March 31, 2008

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the  exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Foreign Currency Translation

Part of the transactions of the Company were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gains or losses  are recognized from the translations.  US dollars are considered to be the functional currency.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risk.

Revenue Recognition

Revenue is recognized as income on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

SAFE CELL TAB, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

March 31, 2008

3.  BANKRUPTCY

On March 25th, 2005 two of the note holders of the parent of the Company (Claremont Technologies Corp) (CTC) filed an involuntary petition of bankruptcy against the CTC under Chapter 11 of the United States Code. They were subsequently joined by two other note holders. CTC answered and denied various allegations of the Petition.  The parties conducted extensive discovery and on June 7, 2005 a hearing was held in the United States Bankruptcy Court for the District of Nevada, and the parties announced that they were working towards a tentative settlement which would result in a restructuring of the Company’s liabilities. Four petitioning creditors submitted a motion to convert the pending Chapter 11 to a liquidating Chapter 7, however, the court dismissed the petition for bankruptcy on April 18, 2006. Since the dismissal a large part of the liabilities have been paid or settled.  There may be asserted claims against the Company as result of the above actions.

4.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

All of the outstanding stock of the Company was acquired by Claremont Technologies Corp on August 22, 2003 (amended on March 31, 2004). Former officer-directors have made demand, no interest, loans to the Company of $197,464.

5.  GOING CONCERN

The Company does not have the necessary working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional loans from officers, if needed, and equity funding which will provide sufficient working capital necessary  to conduct operations for the coming year.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OR PLAN OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations covers periods prior to the consummation of the spin-off and the related transactions, which we refer to as the transactions. Accordingly, the discussion and analysis of historical periods does not reflect the significant impact that the transactions will have on us, including significantly increased leverage and debt service requirements. In addition, the statements in the discussion and analysis regarding industry outlook, our expectations regarding the future performance of our business and the other non-historical statements in the discussion and analysis are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in the “Risk Factors” section. Our actual results may differ materially from those contained in any forward-looking statements. You should read the following discussion together with the section entitled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “Selected Financial Information,” “Pro Forma Financial Information,” “—Liquidity and Capital Resources” and our financial statements and related notes thereto included elsewhere in this information statement.

Our financial information may not be indicative of our future performance and does not necessarily reflect what our financial condition and results of operations would have been had we operated as an independent, stand-alone entity during the periods presented, particularly since many changes will occur in our operations and capitalization as a result of the transactions.

Overview

We were organized to serve as a vehicle for the re-organization and spin-off of the Safe Cell Tab, Inc. business and exist as its successor in interest. Our products principally are the Safe Cell Tab product lines. Following the spin-off, our assets, liabilities, business and employees will consist of those currently primarily related to the Safe Cell Tab business and operations. We will continue to be the exclusive master distributor of our product lines. We will also endeavor to re-establish and further develop our Professional Athletes Testimonial Program in our incumbent markets as well as developing new markets.

We currently generate our revenues primarily through the sale of our Safe Cell Tab product line, without the use of our Professional Athletes Testimonial Program. Our strategy is to complete the spin-off which will allow us to re-establish the Professional Athletes Testimonial Program as the principle marketing initiative for our Safe Cell Tab product lines and to create a value added proposition for wholesalers of like products with developed distribution networks. In order to execute our strategy, we will continue to rely on our core strengths, including our management’s relationships with professional athletes, our Professional Athletes Testimonial Program, our diverse and attractive markets, and our product innovation.

We describe in this information statement the Safe Cell Tab operations to be contributed to us in connection with the spin-off as if it were our businesses for all historical periods described. References in this document to our historical assets, liabilities, products, business, employees or activities generally refer to the historical assets, liabilities, products, businesses, employees or activities of the contributed businesses as they were conducted as part of China Ivy and its subsidiaries before the spin-off.

We are currently a subsidiary of China Ivy School Inc., which we refer to as China Ivy. China Ivy has decided to spin off its Safe Cell Tab, Inc. business and operations by distributing all of our common stock to its stockholders as a tax-free dividend. At the distribution date, our assets, liabilities, businesses and employees will consist of those currently primarily related to China Ivy’s subsidiary Safe cell Tab Inc. After the distribution, you will own shares of both companies.

On May 30, 2007, China Ivy announced its intention to pursue the spin-off. The spin-off, now expected to occur in or about May, 2008, will occur through a distribution by China Ivy of all of its shares of our common stock to China Ivy’s stockholders. In connection with the spin-off, we expect to enter into a distribution agreement with China Ivy containing the key provisions relating to the separation of our business from China Ivy. The distribution agreement will identify the assets to be transferred, liabilities to be assumed and obligations of the parties. Our capital structure will change significantly on the date of the spin-off from China Ivy.

Stand-alone Company

We have historically reported as a wholly owned subsidiary of China Ivy and not as a stand-alone company. The financial statements included in this information statement have been derived from the consolidated historical financial statements of China Ivy, and our independent operating reports and include the assets, liabilities, businesses and employees currently primarily related to China Ivy’s Safe Cell Tab Inc. operations that have been historically been reported in China Ivy’s financial statements. To prepare these financial statements, we specifically identified all assets, liabilities, businesses and employees primarily related to those operations. We believe these specific identifications are reasonable; however, the resulting amounts could differ from amounts that would be determined if we operated on a stand-alone basis. Because of our relationship with China Ivy, our historical results of operations, financial position and cash flows are not necessarily indicative of what they would have been had we operated without the shared resources of China Ivy. Accordingly, our financial statements are not necessarily indicative of our future results of operations, financial position and cash flows. See our financial statements and related notes thereto included in this information statement.

Basis of Presentation

Our financial statements were prepared using the specific financial accounting records of China Ivy and Safe Cell Tab Inc. These financial statements have been presented using the historical results of operations and historical basis of assets and liabilities of these businesses. All significant intercompany accounts and transactions have been eliminated.

The financial statements are prepared using United States generally accepted accounting principles (U.S. GAAP). These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates and assumptions.

Additionally, the assets and liabilities included in our financial statements may differ from our assets and liabilities upon completion of the transactions. The spin-off will be completed on the terms contained in the distribution agreement we expect to enter into with China Ivy. Our management believes that all historical costs of operations have been reflected in the financial statements.

New Financing Arrangements

Upon the closing of the spin-off, we expect to enter into new credit facilities that will provide for an aggregate amount of approximately $150,000 in financing, consisting of the following:

•

An operating line of credit in the amount of $150,000.

We refer to the operating line of credit as the new credit facilities.

Covenants. We expect that the new credit facilities will contain affirmative and negative covenants that, among other things, limit or restrict our ability (as well as the ability of our restricted subsidiaries) to (i) create liens and encumbrances; (ii) incur debt; (iii) merge, dissolve, liquidate or consolidate; (iv) make acquisitions and investments; dispose of or transfer assets; (v) pay dividends or make other payments in respect of our capital stock (other than certain permitted payments, including permitted distributions described below); (vi) amend material documents; (vii) change the nature of our or our restricted subsidiaries business; (viii) make certain payment and prepayments of certain debt; (ix) engage in certain transactions with affiliates; and (x) enter into sale/leaseback or hedging transactions; (xi) change of control restrictions.

Unrestricted Subsidiaries. We expect that the new credit facilities will permit us, subject to investment limitations, to designate and invest in newly formed or acquired subsidiaries as “Unrestricted Subsidiaries” that will not be subject to the covenants or other provisions of the new credit facilities, will not be guarantors or obligors under the new credit facilities and will not be taken into account for purposes of the financial covenant or other financial computations under the new credit facilities.

Events of Default. We expect that the new credit facilities will contain customary events of default such as non-payment of obligations under the new credit facilities, violation of affirmative and negative covenants, material inaccuracy of representations, defaults under other material debt, bankruptcy, ERISA and judgment defaults, change of control, loss of lien perfection or priority or unenforceability of guarantees and material breach of or loss of rights under certain agreements with China Ivy, in certain cases, with agreed-upon cure periods and other limitations.

Re-structuring of Debt

For the reasons disclosed in this Information Statement, one of our current directors – Daniel Steer – is directly interested in the creation of our new class of Class A Shares.  In addition, two other individuals, all of whom are affiliated to our Corporation for the reasons explained below and elsewhere in this Information Statement, are directly interested in the creation of our new class of Class A Shares.  Except as disclosed in this section and elsewhere in this Information Statement, no associate or affiliate of any of the current directors, or any nominees for appointment to our Board of Directors, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon.

The Board of Directors of China Ivy has negotiated the terms of the debt conversion transaction and has agreed to the issuance of the Preferred Series A shares to be issued in the debt conversion transaction with the interested parties.

The shareholdings of our directors and officers are listed herein in the section entitled "Security Ownership of Certain Beneficial Owners”. To our knowledge, no director has advised that he intends to oppose the increase in authorized capital as more particularly described herein.

The affiliate parties to the issuance of the Preferred Series A shares and the proposed debt conversion issuance are Al Rahim and Ken Pappas. As further described elsewhere in this information statement, Al Rahim is the brother of our director Gus Rahim, and Ken Pappas has a long term relationship with Safe Cell Tab, currently acting as a distributor for the Safe Cell Tab product lines.

Except in connection with the proposed acquisition described herein, our Corporation currently has no arrangements or understandings for the issuance of additional shares of common or preferred stock, although opportunities for acquisitions in equity financings could arise at any time.  If our Board of Directors deemed it to be in the best interests of our Corporation and the stockholders to issue additional shares of common and/or preferred stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by both of the stockholders, unless such authorization is otherwise required by law or regulations.

Upon the closing of the spin-off, we expect to enter into an agreement with certain debt holders of the Company to issue preferred shares for the forgiveness of debt, resulting in a change of control of the Company. Our Board of Directors authorized the creation of the Class A Shares in order to enable our Corporation to complete the debt conversion subsequent to the Spin-off transaction, in order to enhance our Corporation’s ability to improve our financial position and to attract future financing to develop and operate our proposed business.  Our Board of Directors believes the debt conversion transaction, and the enhancement of our Corporation’s ability to finance the development and operation of our proposed business, to be in the best interests of our Corporation and our shareholders.

As further described in the financials of the Company beginning in 2003, these debt holders hold debt in the aggregate of approximately $190,000. The debt holders are affiliated parties with the Company and include Daniel Steer a Director, Ken Pappas, a distributor and Al Rahim, a brother of Gus Rahim, Director and President.  Daniel Steers and Ken Pappas’s debt relates to monies owing to each of them beginning in 2003 for out of pocket cash advances to Safe Cell Tab. The Al Rahim debt is the result of out of pocket cash advances to Safe Cell Tab for operating expenses. The debt described herein does not relate to fees for services but rather cash advances to the Company as described in the financial filings beginning in 2003. The results of the debt re-structuring for an aggregate amount of approximately $190,000, shall consist of the following:

•

An issuance of approximately 40,000,000 preferred shares as follows;

Al Rahim shall be issued 30,680,493 Preferred Series a shares for the conversion of $130,376

Daniel Steer shall be issued 8,452,549 Preferred Series A shares for the conversion of $47,323

Ken Pappas shall be issued 2,803,476 Preferred Series A shares for the conversion of $14,268.

A change in control of the Company shall result upon the issuance of the Preferred Series A shares in the debt conversion transactions

OUR BUSINESS

Overview

Safe Cell Tab, Inc. was organized in British Columbia during 1989. The Safe Cell Tab is a small, thin, oval shaped device designed specifically to help protect users of cell phones, cordless phones, laptops, microwaves and any other hand held devices from the potentially harmful and damaging effects of electromagnetic radiation or EMF’s, which are emitted from these electrical devices.

The Safe Cell Tab was co-designed with and patented by Milae Electronics of South Korea. Safe Cell Tab has the exclusive distribution rights on the product line. The company has received several independent laboratory reports testing the Safe Cell Tab product. These tests conducted were performed to US ASTM standards (American Society for Testing and Materials).

We were organized to serve as a vehicle for the re-organization and spin-off of the Safe Cell Tab, Inc. business and exist as its successor in interest. Our products principally include the Safe Cell Tab product lines. Following the spin-off, our assets, liabilities, business and employees will consist of those currently primarily related to the Safe Cell Tab business and operations. We will continue to be the exclusive master distributor of our product lines. We will also endeavor to re-establish and further develop our Professional Athletes Testimonial Program in our incumbent markets as well as developing new markets.

We currently generate our revenues primarily through the sale of our Safe Cell Tab product lines, without the use of our Professional Athletes Testimonial Program. Our strategy is to complete the spin-off which will allow us to re-establish the Professional Athletes Testimonial Program as the principle marketing initiative for our Safe Cell Tab product lines and to create a value added proposition for wholesalers of like products with developed distribution networks. In order to execute our strategy, we will continue to rely on our core strengths, including our management’s relationships with professional athletes, our Professional Athletes Testimonial Program, our diverse and attractive markets, and our product innovation.

We describe in this information statement the Safe Cell Tab operations to be contributed to us in connection with the spin-off as if it were our businesses for all historical periods described. References in this document to our historical assets, liabilities, products, business, employees or activities generally refer to the historical assets, liabilities, products, businesses, employees or activities of the contributed businesses as they were conducted as part of China Ivy and its subsidiaries before the spin-off.

Competitive Strengths

We believe that we possess the following strengths that will enable us to continue to compete successfully in our perspective markets:

Professional Athlete Testimonial Program. In connection with the spin-off, we expect to re-establish and further develop our Professional Athlete Testimonial Program. We will continue to establish this brand on our product lines in our incumbent and current independent markets. We believe that by establishing this brand, we will further develop the benefits of its recognition. In addition, we will invest in brand awareness campaigns that introduce our new brand and reinforce the benefits we offer our customers. Our Professional Athlete Testimonial Program includes National Hockey League (NHL) Hall of Fame inductees, current NHL all-star players, current senior NHL management and active players from the Canadian Football League (CFL). All participants have been long time Safe Cell Tab product users and each provides their testimonial without compensation of any kind.

Experienced Management Team. Our management team has experience at a senior level in the areas of sales, finance, operations, marketing and customer service. We expect our management team to participate in equity ownership through a yet to be created incentive compensation program.

Business Strategy

Our strategy is to continue to connect our product line offerings, customers and our Professional Athlete Testimonial Program. In order to execute our strategy, we will continue to rely on our core strengths, including our market position in our incumbent markets, our locally based sales initiatives, our Professional Athlete Testimonial Program, our diverse and attractive markets, and our product innovation.

Patents, Trademarks and Licenses

Following the spin-off, we will not own any patents, patent applications, service marks and trademarks in the United States and other countries that we do not already have legal rights to.

Employees

At April, 2008, we have no employees.

Properties

We do not currently own property and lease office space at 1200- W. 73rd Ave, Suite 1100, Vancouver, BC, V6P 6G5.

Seasonality

Our business is not significantly impacted by seasonality.

Environmental Matters

Our operations and our owned and leased properties are subject to many laws and regulations relating to the protection of the environment and human health and safety including those governing air emissions, waste disposal, and the cleanup of contamination. While we believe we are in material compliance with these requirements, we could incur significant fines, penalties, costs or liabilities related to damage claims or remediation obligations in the event we violate these requirements or the permits required for our operations. In addition, because these laws may become more stringent and our processes may change, the amount and timing of future expenditures to achieve or maintain compliance may vary substantially from those currently anticipated.

Some environmental laws may impose liability for the investigation and cleanup of environmental contamination on current or former property owners or occupants, regardless of knowledge or the legality of the disposal practices at the time they occurred. Although we are not currently aware of any material obligations at properties we now or previously owned, leased, or operated or at sites we sent our waste for disposal, we may be required to conduct remedial activities in the future which may be material to our business and we also may be subject to claims for property damage, personal injury, natural resource damages or other issues as a result of these matters.

Legal Proceedings

We are not presently a party to legal proceedings.

Available Information

Our Internet address will be www.cellteck.net. Please note that information contained on our web site is not incorporated by reference into this information statement or the registration statement of which this information statement is a part. Our Internet address is included in this information statement as an inactive textual reference only. We will make available free of charge most of our future SEC filings through our Internet web site as soon as reasonably practicable after we file them with the SEC. You will be able to access our future SEC filings via a hyperlink on our web site to the SEC’s web site.

After the spin-off, we will also make available on our web site the charters of our Audit Committee, and our Corporate Governance Committee, as well as the corporate governance guidelines adopted by our board of directors and our code of business conduct for employees and directors. We will also provide these documents, without charge, at the written request of any stockholder of record. Requests for copies should be mailed to the name and address listed under “Where You Can Find More Information.”

MANAGEMENT

Directors and Executive Officers

The following table sets forth the information of February 29, 2008 regarding the individuals who are expected to serve as our board of directors and executive officers following the spin-off.

Name	Age	Position(s)
Gus Rahim		President, Chief Executive Officer and Director
Dr. William Russell		Director
Daniel Steer		Director

Dr.  William  Russell  received  his  Doctor  of  Chiropractic from the Canadian Memorial  Chiropractic  College  in Toronto, Ontario, Canada in 1981.   He also received his Doctor of  Naturopathetic  Medicine from the Canadian Naturopathic College in Toronto, Ontario, Canada in 1989.   He  served  on  the board of the British Columbia Chiropractic Association from 1984 to 1986.   He was an elected officer of the  Association of Naturapathic Physicians of British Columbia from 1990 to 1992 and served as Chairman of the Ethics Committee in 1995. Dr.William Russell currently has his own practice in White Rock, BC Canada since 1987. Dr. Russell has been involved in the health care education for many years providing seminars  and lectures relating to stress management,  body balance nutritional systems, rife technology, diet and other health related issues.

Gus Rahim is the owner and President of the Ontario Driving School of London Inc. since 1982 to present,, the owner and President of Payless Auto Leasing and Sales Inc since 1985 to present and was the owner and General Manger of Canadian Centre for Decision Driving (CCDD) from 2004 to 2007.

Mr. Rahim is also the founding member of the Truck Training Schools Association of Ontario in1993  and presently serves as its President. Additionally, Mr. Rahim in 2005 served as a board member of The Road Safety Association for one year. And active member of the Ontario Safety League and served as the President and Chairman of the Board of Claremont Technologies Corp from 2005 to 2006 a Company trading on the OTC:BB.

Daniel Steer founded D J Modern Mill Consultants in 1989 and continues to provide act as its general manager. D J Modern Mill Consultants provides consulting & financing services to the Secondary Lumber and Mining Industries. Mr. Steer is the Founder of Safe Cell Tab Inc., and former Chairman and CEO of Claremont Technology, a public Company trading on the OTC:BB.

Board of Directors Structure

After the spin-off, we will have an initial board of directors consisting of three directors. Our bylaws will provide that the number of members will be fixed by a majority vote of the board of directors. Our articles of incorporation and bylaws will provide that the board of directors will consist of one class, with our directors being elected each year at our annual meeting of stockholders. We will keep our board of directors informed about our business through discussions with management, materials we provide to them, visits to our offices and their participation in board of directors and board committee meetings.

Our board of directors is expected to adopt corporate governance guidelines that, along with the charters of our board committees and our code of business conduct for employees and board of directors, will provide the framework for the governance of our company.

Compensation of Directors

We expect to establish a director compensation program comparable to that of companies of similar size and complexity. It is expected that a committee of our board of directors will recommend director compensation levels to the full board of directors, which will set the compensation based on those recommendations. We expect that a committee of our board of directors will review and report to the board of directors on the director compensation program on a regular basis and that the committee will likely retain an outside advisor to assist in its review and report on the program

Summary Compensation Table

		Annual Compensation		Long-term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Award(s) ($)		Securities Underlying Options	Long Term Payout	All Other Compensation ($)
Gus Rahim President and Chief Executive Officer	2007	$0	$0	$0	(1)	0	$0	$0	(2)

Dr. William Russell	2007	$0	$0	$0	(1)	0	$0	$0	(2)

Daniel Steer	2007	$0	$0	$0	(1)	0	$0	$0	(2)

Retirement Plans, Pension Plans and Savings Plan

We do not have a retirement, Pension or Savings Plan for management or employees at this time.

Employment Agreement

We have not entered into employment agreements at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

China Ivy currently owns all of our outstanding shares of common stock. None of our director nominees or the persons expected to become our executive officers currently owns any shares of our common stock, but those who own shares of China Ivy common stock will be treated as other holders and, accordingly, will receive shares of our common stock in the distribution.

The following table sets forth the number of shares of China Ivy common stock and the number of shares of our common stock that will be held by our director nominees, the persons expected to become our executive officers immediately upon completion of the spin-off and each stockholder that we believe will be a beneficial owner of more than 5% of any class of our outstanding voting securities immediately after the spin-off, assuming there are no changes in each person’s holdings of China Ivy common stock since September 30, 2007, and based on our estimates as of March 1, 2008, using the distribution ratio of one share of our common stock for every one shares of China Ivy common stock, with no fractional shares.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares of China Ivy Common Stock(2)		Percentage of Class	Number of Shares of Cellteck Common Stock	Percentage of Class
Gus Rahim	10,600	(3)	*	10,600	*
Dr. William Russell	0		*	0	*
Daniel Steer	0	(4)	*	0	*

        Yongqi Zhu

23,673,000

     23,673,000

        Ming Long Industry Asia Company Limited

6,700,000

       6,700,000

Executive Officers and Directors of Cellteck

as a Group (3 persons)

10,600

10,600

Shares Beneficially Owned Post Re-Capitalization
Name and Address of Beneficial Owner	Number of Shares of Cellteck Preferred Stock	Number of Shares of Cellteck Common Stock Upon Conversion	Percentage of Class Common Shares Upon Conversion

Al Rahim (1)

Daniel Steer (2)

Ken Pappas (3)

(1)  Al Rahim is the brother of Cellteck director Gus Rahim

(2) Daniel Steer is a Cellteck director

(3) Ken Pappas is a distributor for Cellteck

As further described in the financials of the Company beginning in 2003, these debt holders hold debt in the aggregate of approximately $190,000. The debt holders are affiliated parties with the Company and include Daniel Steer a Director, Ken Pappas, a distributor and Al Rahim, a brother of Gus Rahim, Director and President. The results of the debt re-structuring for an aggregate amount of approximately $190,000, shall consist of the following:

•

An issuance of approximately 40,000,000 preferred shares as follows;

Al Rahim shall be issued 30,680,493 Preferred Series a shares for the conversion of $130,376

Daniel Steer shall be issued 8,452,549 Preferred Series A shares for the conversion of $47,323

Ken Pappas shall be issued 2,803,476 Preferred Series A shares for the conversion of $14,268.

A change in control of the Company shall result upon the issuance of the Preferred Series A shares in the debt conversion transactions

The issuance of the Preferred Stock by the Company to Al Rahim, Daniel Steer and Ken Pappas, will result in a change in control of the Company.

RELATIONSHIP BETWEEN CHINA IVY AND OUR COMPANY AFTER THE SPIN-OFF

Following the spin-off, we will operate as an independent company. To effect the spin-off and to provide a framework for our initial relationship with China Ivy, we expect to enter into certain agreements with China Ivy. The following is a summary of the expected material terms of those agreements. The summaries below are qualified in their entirety by reference to the full text of the agreements.

Distribution Agreement

The distribution agreement will contain the key provisions relating to the separation of our business from China Ivy and the distribution of our common stock. The distribution agreement will identify the assets to be transferred, liabilities to be assumed and contracts to be assigned to us by China Ivy and by us to China Ivy in the separation and describe when and how these transfers, assumptions and assignments will occur. The agreement will also include procedures by which we and China Ivy will become independent companies.

Contribution and Separation

In connection with the spin-off, China Ivy will transfer to a newly created wholly owned subsidiary Cellteck all of its ownership interest in Safe Cell Tab Inc. and other assets, liabilities, businesses and employees currently primarily related to Safe Cell tab operations (which we collectively refer to as the contribution). In exchange for the contribution, Cellteck will:

•

issue to China Ivy additional shares of Cellteck common stock to be distributed to China Ivy’s stockholders pro rata in the spin-off;

Generally, neither we nor China Ivy will make any representation or warranty as to: the assets, businesses or liabilities transferred or assumed; any consent or approvals required in connection with the transfer or assumption; the value or freedom from any lien or other security interest of any assets transferred; the absence of any defenses or freedom from counterclaim relating to any claim of either us or China Ivy; and the legal sufficiency of any assignment, document, or instrument delivered to convey title to any asset transferred.

Except as expressly set forth in any ancillary agreement, all assets were transferred on an “as is,” “where is” basis, and we, as opposed to China Ivy, will bear the economic and legal risks that the conveyance is insufficient to vest good and marketable title, free and clear of any lien or other security interest, that any necessary consents or approval were not obtained, and that requirements of laws or judgments were not complied with.

Termination

The distribution agreement will provide the terms upon which China Ivy may elect to terminate the distribution agreement for any of several reasons, including if China Ivy determines that the distribution is not in the best interests of its stockholders or if any of the following events does not occur:

•

the receipt of any required regulatory approvals;

•

the SEC declaring effective the registration statement, of which this information statement is a part;

•

receipt of surplus, solvency and certain other opinions; and

The covenants contained in the distribution agreement that are to be performed prior to the distribution date shall terminate upon the distribution, and thereafter, neither China Ivy nor Cellteck shall have any right, claim or action of any nature whatsoever for failure of the other to perform any of those covenants.

Indemnification

Under the distribution agreement, we will indemnify China Ivy and its representatives and affiliates against certain losses resulting from our failure to pay or satisfy any liabilities related to our business and any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in this information statement or necessary to make the statements herein not misleading, in each case to the extent relating to Cellteck and its subsidiaries.

Under the distribution agreement, China Ivy will indemnify us and our representatives and affiliates against certain losses arising out of or resulting from (i) China Ivy’s failure to pay or satisfy any liabilities related to its business and (ii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in this information statement or necessary to make the statements herein not misleading, in each case except to the extent relating to Cellteck and its subsidiaries.

Indemnification with respect to taxes will be governed by the distribution agreement.

Further Action

The distribution agreement will provide that we and China Ivy will cooperate to effect any contributions, assignments, transfers or assumptions not completed on the distribution date, due to approval, consent or other issues, as promptly as practicable following that date.

Access to Information

Subject to applicable confidentiality provisions and other restrictions, we and China Ivy will provide to each other any information in that company’s possession that the requesting party reasonably needs for audit, accounting, regulatory, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and its obligations under the distribution agreement.

Mutual Release of Pre-Closing Claims

We and China Ivy will agree to release each other from any and all claims that we may have against the other party which arise out of or relate to events, circumstances or actions taken by the other party occurring or failing to occur or any conditions existing at or prior to the time of the spin-off. The mutual release will be subject to specified exceptions set forth in the distribution agreement. These specified exceptions will include:

•

any obligation to pay for goods or services prior to the distribution date;

•

any liabilities or other obligations assumed, transferred, assigned allocated or arising under any of the other agreements entered into with China Ivy in connection with the spin-off or any contract contemplated thereby;

•

any liability release of which would result in the release of any person other than Cellteck, China Ivy or their respective subsidiaries; and

•

except as otherwise set forth in the other ancillary agreements or identified in the distribution agreement.

Insurance

Following the spin-off, we will be responsible for obtaining and maintaining our own insurance coverage and will no longer be an insured party under China Ivy insurance policies, except in specified circumstances to be set forth in the distribution agreement.

Tax Sharing Agreement

The distribution agreement will govern China Ivy’s and our respective rights, responsibilities and obligations with respect to tax liabilities and benefits, the preparation and filing of tax returns, the control of audits and other tax matters.

We and our subsidiaries currently join with China Ivy in the filing of a consolidated return for United States Federal income tax purposes and also join with China Ivy in the filing of certain consolidated, combined and unitary returns for state and local purposes. However, for periods beginning after the spin-off, we will not join with China Ivy in the filing of any Federal, State, local or foreign consolidated, combined or unitary tax returns.

In addition to generally allocating responsibility for tax liabilities for periods prior to and subsequent to the spin-off, the distribution agreement will provide that we would be required to indemnify China Ivy against all tax-related liabilities caused by the failure of the spin-off to result in a tax-free transaction for United States Federal income tax purposes (including as a result of Section 355(e) of the Code) to the extent these liabilities arise as a result of any action taken by us or any of our affiliates following the spin-off or otherwise result from any breach of any representation, covenant or obligation of us or any of our affiliates under the tax sharing agreement or any other agreement entered into by us in connection with the spin-off.

The covenants in, and our indemnity obligations under, the distribution agreement may limit our ability to pursue strategic transactions or engage in new business or other transactions that may maximize the value of our business. Further, as it relates to Section 355(e) specifically, these covenants and indemnity obligations might discourage, delay or prevent a change of control that you may consider favorable.

Though valid as between the parties, the distribution agreement will not be binding on the IRS and will not affect the several liability of China Ivy and us for all United States Federal income taxes of the consolidated group relating to periods prior to the spin-off.

Employee Matters Agreement

The distribution agreement will address the treatment of employees and former employees with respect to their participation in employee benefit plans as well as certain human resources matters relating to policies, programs, labor contracts and employee status. It will also address the distribution of liabilities relating to employees and former employees under any employee benefit plans.

Interest of Certain Persons in Matters to be Acted Upon

For the reasons disclosed in this Information Statement, one of our current directors – Daniel Steer – is directly interested in the creation of our new class of Class A Shares.  In addition, two other individuals, all of whom are affiliated to our Corporation for the reasons explained below and elsewhere in this Information Statement, are directly interested in the creation of our new class of Class A Shares.  Except as disclosed in this section and elsewhere in this Information Statement, no associate or affiliate of any of the current directors, or any nominees for appointment to our Board of Directors, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon.

The Board of Directors of China Ivy has negotiated the terms of the debt conversion transaction and has agreed to the issuance of the Preferred Series A shares to be issued in the debt conversion transaction with the interested parties.

The shareholdings of our directors and officers are listed herein in the section entitled "Security Ownership of Certain Beneficial Owners”. To our knowledge, no director has advised that he intends to oppose the increase in authorized capital as more particularly described herein.

The affiliate parties to the issuance of the Preferred Series A shares and the proposed debt conversion issuance are Al Rahim and Ken Pappas. As further described elsewhere in this information statement, Al Rahim is the brother of our director Gus Rahim, and Ken Pappas has a long term relationship with Safe Cell Tab, currently acting as a distributor for the Safe Cell Tab product lines.

Except in connection with the proposed acquisition described herein, our Corporation currently has no arrangements or understandings for the issuance of additional shares of common or preferred stock, although opportunities for acquisitions in equity financings could arise at any time.  If our Board of Directors deemed it to be in the best interests of our Corporation and the stockholders to issue additional shares of common and/or preferred stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by both of the stockholders, unless such authorization is otherwise required by law or regulations.

Upon the closing of the spin-off, we expect to enter into an agreement with certain debt holders of the Company to issue preferred shares for the forgiveness of debt, resulting in a change of control of the Company. Our Board of Directors authorized the creation of the Class A Shares in order to enable our Corporation to complete the debt conversion subsequent to the Spin-off transaction, in order to enhance our Corporation’s ability to improve our financial position and to attract future financing to develop and operate our proposed business.  Our Board of Directors believes the debt conversion transaction, and the enhancement of our Corporation’s ability to finance the development and operation of our proposed business, to be in the best interests of our Corporation and our shareholders.

As further described in the financials of the Company beginning in 2003, these debt holders hold debt in the aggregate of approximately $190,000. The debt holders are affiliated parties with the Company and include Daniel Steer a Director, Ken Pappas, a distributor and Al Rahim, a brother of Gus Rahim, Director and President.  Daniel Steers and Ken Pappas’s debt relates to monies owing to each of them beginning in 2003 for out of pocket cash advances to Safe Cell Tab. The Al Rahim debt is the result of out of pocket cash advances to Safe Cell Tab for operating expenses. The debt described herein does not relate to fees for services but rather cash advances to the Company as described in the financial filings beginning in 2003. The results of the debt re-structuring for an aggregate amount of approximately $190,000, shall consist of the following:

•

An issuance of approximately 40,000,000 preferred shares as follows;

Al Rahim shall be issued 30,680,493 Preferred Series a shares for the conversion of $130,376

Daniel Steer shall be issued 8,452,549 Preferred Series A shares for the conversion of $47,323

Ken Pappas shall be issued 2,803,476 Preferred Series A shares for the conversion of $14,268.

A change in control of the Company shall result upon the issuance of the Preferred Series A shares in the debt conversion transactions

DESCRIPTION OF OUR CAPITAL STOCK

We have summarized below the material terms of our capital stock that are expected to be in effect following the spin-off. You are encouraged to read our articles of incorporation and bylaws, which will be filed as exhibits to the registration statement of which this information statement is a part, for greater detail on the provisions that may be important to you.

Sales of Unregistered Securities

In connection with our incorporation, we issued one share of our common stock, par value $.0001 per share, to China Ivy in consideration of an aggregate capital contribution of $.01 by China Ivy. This issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because the issuance did not involve any public offering of securities.

Common Stock

General Provisions Relating to Our Common Stock

Authorized Shares. At the time of the spin-off, we will be authorized to issue up to 300,000,000 shares of common stock.

Voting Rights. Each outstanding share of our common stock will be entitled to one vote per share on each matter to be voted on by the holders of our common stock. Our stockholders will not be entitled to cumulative voting of their shares in elections of directors.

Dividends. Subject to the prior dividend rights of holders of any shares of preferred stock, holders of shares of our common stock will be entitled to receive dividends as declared by our board of directors out of funds that are legally available for that purpose. We currently expect to pay dividends only if and to the extent dividends are declared by our board of directors and permitted by applicable law and by the terms of our financing arrangements. Dividend payments are not guaranteed and our board of directors may decide, in its absolute discretion, not to pay dividends. Dividends on our common stock are not cumulative. All decisions regarding the declaration and payment of dividends, will be at the discretion of our board of directors and will be evaluated from time to time in light of our financial condition, earnings, growth prospects, funding requirements, applicable law and other factors our board of directors deems relevant. See “Dividend Policy.”

Liquidation Rights. If our company is liquidated, dissolved or wound up, the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding will be satisfied first. The holders of our common stock will be entitled to share in our remaining assets on a pro rata basis.

Preemptive Rights. No holder of shares of our common stock or any security convertible into our common stock will have any preemptive right to acquire shares of our common stock.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Colonial Stock Transfer.

To the extent permitted by applicable Nevada law, shares of our common stock will be uncertified, and transfer will be reflected by book entry.

Anti-Takeover Provisions

Special Meetings. Under our bylaws, a special meeting of stockholders may be called only by the Chairman of the board of directors, the President or the board of directors.

Notice Provisions Relating to Stockholder Proposals and Nominees. Our bylaws will require stockholders to give us advance written notice of a proposal or director nomination in order to have the proposal or the nominee considered at an annual meeting of stockholders. The notice must usually be given not less than 120 days before the first anniversary of the preceding year’s annual meeting.

Unanimous Consent of Stockholders in Lieu of Meeting. Under our articles of incorporation, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting if a consent in writing is signed by all of the stockholders entitled to vote.

Preferred Stock

General Provisions Relating to Our Preferred Stock

Preferred stock may be issued by us from time to time in one or more series, each of which is to have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are stated in our articles of incorporation or in resolutions adopted by our board of directors. At the time of the spin-off, we will be authorized to issue up to 100,000,000 shares of preferred stock.

The board of directors will have the authority to create one or more series of preferred stock and, with respect to each series, to fix or alter as permitted by law:

•	the number of shares and the distinctive designation of the series;

•	the dividend rights;

•	any redemption rights, terms and prices;

•	the terms of any retirement or sinking funds;

•	the rights, terms and prices, if any, by which the shares may be convertible into, or exchangeable for, other shares;

•	the voting power, if any; and

•	any other terms, conditions, special rights and protective provisions.

Dividends. No dividend may be declared and set apart for payment on any series of preferred stock unless a ratable dividend has likewise been paid, or declared and set apart for payment, on all outstanding shares of preferred stock of each other series entitled to cumulative dividends that ranks equally as to dividends.

Dissolution Rights. If our company is dissolved and there are insufficient assets available to pay in full the preferential amount to which the holders of preferred stock are entitled over the holders of common stock, then the assets, or the proceeds of the assets, will be distributed among the holders of each series of preferred stock ratably in accordance with the sums that would be payable on the distribution if all sums payable were discharged in full.

General Provisions Relating to Our Series A Preferred Stock

Our articles of incorporation provide that our Board of Directors has authority to issue blank-check preferred in series with terms designated by the Board, without further shareholder approval.

On March XX, 2008, our Board of Directors unanimously approved the filing with the State of Nevada of the certificate of designation for a series of our preferred stock issued or to be issued in the debt conversion transaction (each a "Class A Share").

Each Class A Share will entitle the holder thereof to receive notice of and to attend and vote at all meetings of the shareholders of our Corporation, and each Class A Share shall confer the right to exercise 10 votes in person or by proxy at all meetings of the shareholders of our Corporation other than meetings of the holders of any other class of shares of our Corporation, and each Class A Share shall be convertible, at the sole and irrevocable option of the holder at any time between the date of issue and the fifth anniversary of the date of issue, into two shares of our Corporation's common stock. Each Class A Share shall be automatically converted into two shares of our Corporation's common stock on the fifth anniversary of the date of issue.  Each Class A Share will be entitled to a preference for dividends over the holders of our Corporation’s common shares, as and when the same may be declared by our Board of Directors, but such preference shall be subject to such limitations (including limits on amount) as the Board of Directors may establish from time-to-time.

Our Board of Directors authorized the creation of the Class A Shares in order to enable our Corporation to complete the debt conversion subsequent to the Spin-off transaction, in order to enhance our Corporation’s ability to improve our financial position and to attract future financing to develop and operate our proposed business.  Our Board of Directors believes the debt conversion transaction, and the enhancement of our Corporation’s ability to finance the development and operation of our proposed business, to be in the best interests of our Corporation and our shareholders.

The proposed Articles of Amendment to our Articles of Incorporation declaring preferred rights of the Class A Shares, are attached hereto as Exhibit X.  The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State.

Interest of Certain Persons in Matters to be Acted Upon

For the reasons disclosed in this Information Statement, one of our current directors – Daniel Steer – is directly interested in the creation of our new class of Class A Shares.  In addition, two other individuals, all of whom are affiliated to our Corporation for the reasons explained elsewhere in this Information Statement, are directly interested in the creation of our new class of Class A Shares.  Except as disclosed in this section and elsewhere in this Information Statement, no associate or affiliate of any of the current directors, or any nominees for appointment to our Board of Directors, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon.

The Board of Directors of China Ivy has negotiated the terms of the debt conversion transaction and has agreed to the issuance of the Preferred Series A shares to be issued in the debt conversion transaction with the interested parties.

The shareholdings of our directors and officers are listed herein in the section entitled "Security Ownership of Certain Beneficial Owners”. To our knowledge, no director has advised that he intends to oppose the increase in authorized capital as more particularly described herein.

Except in connection with the proposed acquisition described herein, our Corporation currently has no arrangements or understandings for the issuance of additional shares of common or preferred stock, although opportunities for acquisitions in equity financings could arise at any time.  If our Board of Directors deemed it to be in the best interests of our Corporation and the stockholders to issue additional shares of common and/or preferred stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by both of the stockholders, unless such authorization is otherwise required by law or regulations.

DESCRIPTION OF CERTAIN INDEBTEDNESS

New Credit Facilities

Upon the closing of the spin-off, we expect to enter into new credit facilities that will provide for an aggregate amount of approximately $150,000 in financing, consisting of the following:

•	An operating line of credit in the amount of $150,000.

We refer to the operating line of credit as the new credit facilities.

Covenants. We expect that the new credit facilities will contain affirmative and negative covenants that, among other things, limit or restrict our ability (as well as the ability of our restricted subsidiaries) to (i) create liens and encumbrances; (ii) incur debt; (iii) merge, dissolve, liquidate or consolidate; (iv) make acquisitions and investments; dispose of or transfer assets; (v) pay dividends or make other payments in respect of our capital stock (other than certain permitted payments, including permitted distributions described below); (vi) amend material documents; (vii) change the nature of our or our restricted subsidiaries business; (viii) make certain payment and prepayments of certain debt; (ix) engage in certain transactions with affiliates; and (x) enter into sale/leaseback or hedging transactions; (xi) change of control restrictions.

Unrestricted Subsidiaries. We expect that the new credit facilities will permit us, subject to investment limitations, to designate and invest in newly formed or acquired subsidiaries as “Unrestricted Subsidiaries” that will not be subject to the covenants or other provisions of the new credit facilities, will not be guarantors or obligors under the new credit facilities and will not be taken into account for purposes of the financial covenant or other financial computations under the new credit facilities.

Events of Default. We expect that the new credit facilities will contain customary events of default such as non-payment of obligations under the new credit facilities, violation of affirmative and negative covenants, material inaccuracy of representations, defaults under other material debt, bankruptcy, ERISA and judgment defaults, change of control, loss of lien perfection or priority or unenforceability of guarantees and material breach of or loss of rights under certain agreements with China Ivy, in certain cases, with agreed-upon cure periods and other limitations.

Re-structuring of Debt

Interest of Certain Persons in Matters to be Acted Upon

For the reasons disclosed in this Information Statement, one of our current directors – Daniel Steer – is directly interested in the creation of our new class of Class A Shares.  In addition, two other individuals, all of whom are affiliated to our Corporation for the reasons explained below and elsewhere in this Information Statement, are directly interested in the creation of our new class of Class A Shares.  Except as disclosed in this section and elsewhere in this Information Statement, no associate or affiliate of any of the current directors, or any nominees for appointment to our Board of Directors, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon.

The Board of Directors of China Ivy has negotiated the terms of the debt conversion transaction and has agreed to the issuance of the Preferred Series A shares to be issued in the debt conversion transaction with the interested parties.

The shareholdings of our directors and officers are listed herein in the section entitled "Security Ownership of Certain Beneficial Owners”. To our knowledge, no director has advised that he intends to oppose the increase in authorized capital as more particularly described herein.

The affiliate parties to the issuance of the Preferred Series A shares and the proposed debt conversion issuance are Al Rahim and Ken Pappas. As further described elsewhere in this information statement, Al Rahim is the brother of our director Gus Rahim, and Ken Pappas has a long term relationship with Safe Cell Tab, currently acting as a distributor for the Safe Cell Tab product lines.

Except in connection with the proposed acquisition described herein, our Corporation currently has no arrangements or understandings for the issuance of additional shares of common or preferred stock, although opportunities for acquisitions in equity financings could arise at any time.  If our Board of Directors deemed it to be in the best interests of our Corporation and the stockholders to issue additional shares of common and/or preferred stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by both of the stockholders, unless such authorization is otherwise required by law or regulations.

Upon the closing of the spin-off, we expect to enter into an agreement with certain debt holders of the Company to issue preferred shares for the forgiveness of debt, resulting in a change of control of the Company. Our Board of Directors authorized the creation of the Class A Shares in order to enable our Corporation to complete the debt conversion subsequent to the Spin-off transaction, in order to enhance our Corporation’s ability to improve our financial position and to attract future financing to develop and operate our proposed business.  Our Board of Directors believes the debt conversion transaction, and the enhancement of our Corporation’s ability to finance the development and operation of our proposed business, to be in the best interests of our Corporation and our shareholders.

As further described in the financials of the Company beginning in 2003, these debt holders hold debt in the aggregate of approximately $190,000. The debt holders are affiliated parties with the Company and include Daniel Steer a Director, Ken Pappas, a distributor and Al Rahim, a brother of Gus Rahim, Director and President.  Daniel Steers and Ken Pappas’s debt relates to monies owing to each of them beginning in 2003 for out of pocket cash advances to Safe Cell Tab. The Al Rahim debt is the result of out of pocket cash advances to Safe Cell Tab for operating expenses. The debt described herein does not relate to fees for services but rather cash advances to the Company as described in the financial filings beginning in 2003. The results of the debt re-structuring for an aggregate amount of approximately $190,000, shall consist of the following:

•

An issuance of approximately 40,000,000 preferred shares as follows;

Al Rahim shall be issued 30,680,493 Preferred Series a shares for the conversion of $130,376

Daniel Steer shall be issued 8,452,549 Preferred Series A shares for the conversion of $47,323

Ken Pappas shall be issued 2,803,476 Preferred Series A shares for the conversion of $14,268.

A change in control of the Company shall result upon the issuance of the Preferred Series A shares in the debt conversion transactions

SHARES ELIGIBLE FOR FUTURE SALE

Sales, or the availability for sale, of substantial amounts of our common stock in the public market could adversely affect our common stock’s prevailing market price. Upon completion of the spin-off, we will have outstanding an aggregate of approximately XXXXXXX shares of our common stock, based upon the shares of China Ivy common stock outstanding as of XXXX XX, 2008, assuming no exercise of outstanding options. All of the shares will be freely tradeable without restriction or further registration under the Securities Act, unless the shares are owned by our “affiliates” as that term is defined in Rule 405 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144, which is summarized below.

Rule 144

In general, under Rule 144 as currently in effect, an affiliate would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of notice of Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

As of the distribution date, based on their holdings of China Ivy common stock as of XXXX XX, 2008, we estimate that our directors and officers will collectively hold XXXXX shares of our common stock that will be subject to these restrictions.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Article XX of our By-laws provides that:

•

no director shall be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director except with respect to (i) a breach of the director’s loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability which may be specifically defined by law or (iv) a transaction from the director derived an improper personal benefit; and

•	the Company shall indemnify to the fullest extent permitted by law each person that such law grants to the Company power to indemnify.

Any amendment to or repeal of our Articles of Incorporation or by-laws shall not adversely affect any right or protection of any of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form 10 with the SEC with respect to the shares of our common stock being distributed as contemplated by this information statement. This information statement is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and our common stock, please refer to the registration statement, including its exhibits and schedules. Statements made in this information statement relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549, as well as on the Internet web site maintained by the SEC at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information contained on any web site referenced in this information statement is not incorporated by reference into this information statement or the registration statement of which this information statement is a part. Our Internet address is included in this information statement as an inactive textual reference only. After the spin-off, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC. Our future filings will be available from the SEC as described above. After the spin-off, we will make available free of charge most of our future SEC filings through our Internet web site (www.cellteck.net.) as soon as reasonably practicable after we file these materials with the SEC. You will be able to access these future SEC filings via the hyperlink that we will provide on our web site to the SEC’s web site. You may also request a copy of our future SEC filings at no cost, by writing or telephoning us at:

Cellteck Inc.

1200 West 73rd Ave. Suite 1100

Vancouver BC V6P 6G5

Canada

604-267-7032

We will furnish holders of our common stock with annual reports containing consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles and audited and reported on, with an opinion expressed, by an independent public accounting firm.

You should rely only on the information contained in this information statement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this information statement.

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements for Safe Cell Tab Inc.

Report of Independent Registered Public Accounting Firm	F-2

Statements of Income for the years ended December 31, 2007 and 2006 and September 30, 2006	F-4

Balance Sheets at December 31, 2007 and 2006 and September 30, 2006	F-3

Statements of Changes in Equity for the Period October 1, 2004, to December 31,2007	F-5

Statements of Cash Flows for the years ended December 31, 2007, and 2006 and September 30, 2006	F-6

Notes to Financial Statements	F-7

Unaudited Balance Sheet, for the Period Ended March 31, 2008 and 2007	F-10

Unaudited Statements of Income for the Period Ended March 31, 2008 and 2007	F-11

Unaudited Statements of Cash Flows for the for the Period Ended March 31, 2008 and 2007	F-12

Notes to Financial Statements	F-13

MADSEN & ASSOCIATES. CPA=s INC.	684 East Vine St. #3
Certified Public Accountants and Business Consultants	Murray, Utah 84107
Telephone 801-268-2632
Fax 801-262-3978

Board of Directors

Safe Cell Tab Inc.

British Columbia, Canada

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of Safe Cell Tab, Inc. at December 31, 2007 and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2007 and the three months ended December 31, 2006 and the year ended September 30, 2006 .. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Safe Cell Tab, Inc. at December 31, 2007 and the results of operations, and cash flows for the year ended December 31, 2007 and the three months Ended December 31, 2006 and the year ended September 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company does not have the necessary working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Murray, Utah

/s/ Madsen & Associates, CPA=s Inc.

March 3, 2008

SAFE CELL TAB, INC.

BALANCE SHEETS

December 31, 2007 , December 31, 2006 and September 30, 2006

	Dec 31,	Dec, 31,	Sept 30,
	2007	2006	2006
ASSETS
CURRENT ASSETS

Cash	$544	$1,523	$432
Inventory - for resale	10,552	11,934	12,804

Total Current Assets	$11,096	$13,457	$13,236

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES

Accounts payable	$1,364	$313	$-
Accounts payable - related parties	191,967	178,879	177,895

Total Current Liabilities	193,331	179,192	177,895

STOCKHOLDERS' DEFICIENCY

Common stock
10,000 shares authorized at $1.00 par value;
8,680 shares issued and outstanding	8,680	8,680	8,680
Capital in excess of par value - deficiency	(2,054)	(2,054)	(2,054)
Accumulated deficit during development stage	(188,861)	172,361	(171,285)

Total Stockholders' Deficiency	(182,235)	(165,735)	(164,659)
	$11,096	$13,457	$13,236

The accompanying notes are an integral part of these financial statements

SAFE CELL TAB,  INC.

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2007 and

the Three Months Ended December 31, 2006

and the Year Ended September 30, 2006

	Dec 31,	Dec 31,	Sept 30,
`	2007	2006	2006

REVENUES	$6,833	$3,955	$5,865

EXPENSES

Administrative	23,333	5,031	32,467

NET LOSS	$(16,500)	$(1,076)	$(26,602)

NET LOSS PER COMMON
SHARE

Basic and diluted	$(1.90)	$(.12)	$(3.06)

AVERAGE OUTSTANDING
SHARES

Basic	8,680	8,680	8,680

The accompanying notes are an integral part of these financial statements

SAFE CELL TAB, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (deficiency)

For the Period October 1, 2004 to December 31, 2007

			Capital in
	Common Stock		Excess of	Accumulated
	Shares	Amount	Par Value	Deficit

Balance October 1, 2004	8,680	$8,680	$(2,054)	$(113,490)

Net operating loss for the year ended
September 30, 2005	-	-	-	(31,193)

Balance September 30, 2005	8,680	8,680	(2,054)	(144,683)

Net operating loss for the year
ended September 30, 2006	-	-	-	(26,602)

Balance September 30, 2006	8,680	8,680	(2,054)	(171,285)

Net operating loss for the three
Months ended December 31, 2006	-	-	-	(1,076)

Balance December 31, 2006	8,680	8,680	(2,054)	(172,361)

Net operating loss for the year
ended December 31, 2007	-	-	-	(16,500)

Balance December 31, 2007	8,680	$8,680	$(2,054)	$(188,861)

The accompanying notes are an integral part of these financial statements.

SAFE CELL TAB, INC.

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2007

and the Three Months Ended December 31, 2006

	Dec 31,	Dec 31,	Sept 30,
	2007	2006	2006

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(16,500)	$(1,076)	$(26,602)

Adjustments to reconcile net loss to
net cash provided by operating
activities

Changes in inventory	1,382	870	583
Changes in accounts payable	1,051	313	(17,387)

Net Changes in Cash from Operations	(14,067)	107	(43,386)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Advances from related parties	13,088	984	43,607

Net Increase (Decrease) in Cash	(979)	1,091	221

Cash at Beginning of Period	1,523	432	211

Cash at End of Period	$544	$1,523	$432

The accompanying notes are an integral part of these financial statements.

SAFE CELL TAB, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

1.

ORGANIZATION

The Company was incorporated on May 9, 1996 under in the Province of British Columbia, Canada with authorized 10,000 common shares with a par value of $1.00. The Company made several name changes resulting in its present name.

The Company is the business of pursuing the marketing and sales of the “Safe Cell Tab”. The Safe Cell Tab is a small, thin, oval shaped device designed specifically to help protect the users of cell phones, cordless phones, laptops, microwaves and any other hand held devices from the potentially harmful effects of electronic radiation which is emitted from these and other electronic devices.

The Company was acquired by China Ivy School Inc. (formally Claremont Technologies Corp) as a wholly owned subsidiary on August 22, 2003 (as amended). This report includes the financial statements of the Company only and has not been consolidated with its parent.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not adopted a policy regarding payment of dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On December 31, 2007 the Company had a net operating loss carry forward of $188,861. The use of the income tax benefit from the any loss carry forward may not be available for carry forward because the parent Company has filed consolidated tax returns.

SAFE CELL TAB, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2007

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Foreign Currency Translation

Part of the transactions of the Company were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gains or losses are recognized from the translations. US dollars are considered to be the functional currency.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risk.

Revenue Recognition

Revenue is recognized as income on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

SAFE CELL TAB, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2007

3.  BANKRUPTCY

On March 25th, 2005 two of the note holders of the parent of the Company, China Ivy School, Inc. (formally Claremont Technologies Corp) (CIS), filed an involuntary petition of bankruptcy against the CIS under Chapter 11 of the United States Code. They were subsequently joined by two other note holders. CIS answered and denied various allegations of the Petition.  The parties conducted extensive discovery and on June 7, 2005 a hearing was held in the United States Bankruptcy Court for the District of Nevada, and the parties announced that they were working towards a tentative settlement which would result in a restructuring of the Company’s liabilities.   Four petitioning creditors submitted a motion to convert the pending Chapter 11 to a liquidating Chapter 7, however, the court dismissed the petition for bankruptcy on April 18, 2006. Since the dismissal a large part of the liabilities have been paid or settled. There may be future asserted claims against the Company as result of the above actions.

4.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

All of the outstanding stock of the Company was acquired by China Ivy School, Inc. (formally Claremont Technologies Corp) on August 22, 2003 (amended on March 31, 2004) . Former officer-directors have made demand, no interest, loans to the Company of $191,967.

5.  GOING CONCERN

The Company does not have the necessary working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional loans from officers, if needed, and equity funding which will provide sufficient working capital necessary to conduct operations for the coming year.

SAFE CELL TAB, INC.

BALANCE SHEETS - unaudited

March 31, 2008 and December 31, 2007

	Mar 31,	Dec 31,
	2008	2007
ASSETS
CURRENT ASSETS

Cash	$108	$544
Inventory - for resale	10,480	10,552

Total Current Assets	$10,588	$11,096

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES

Accounts payable	$346	$1,364
Accounts payable - related parties	197,464	191,967

Total Current Liabilities	197,810	193,331

STOCKHOLDERS' DEFICIENCY

Common stock
10,000 shares authorized at $1.00 par value;
8,680 shares issued and outstanding	8,680	8,680
Capital in excess of par value – deficiency	(2,054)	(2,054)
Accumulated deficit	(193,848)	(188,861)

Total Stockholders' Deficiency	(187,222)	(182,235)
	$10,588	$11,096

The accompanying notes are an integral part of these financial statements

SAFE CELL TAB, INC.

STATEMENT OF OPERATIONS -unaudited

For the Three Months Ended March 31, 2008 and 2007

	Mar 31,	Mar 31,
	2008	2007

REVENUES	$2,511	$2,001

EXPENSES

Administrative	7,498	5,093

NET LOSS	$(4,987)	$(3,092)

NET LOSS PER COMMON
SHARE

Basic and diluted	$(.57)	$(.36)

AVERAGE OUTSTANDING
SHARES

Basic	8,680	8,680

The accompanying notes are an integral part of these financial statements

SAFE CELL TAB, INC.

STATEMENT OF CASH FLOWS - unaudited

For the Three Months Ended March 31, 2008 and 2007

	Mar 31,	Mar 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(4,987)	$(3,092)

Adjustments to reconcile net loss to
net cash provided by operating
activities

Changes in inventory	72	786
Changes in accounts payable	(1,018)	(33)

Net Changes in Cash from Operations	(5,933)	(2,339)

CASH FLOWS FROM INVESTING ACTIVITIES
	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Advances from related parties	5,497	949

Net Increase (Decrease) in Cash	(436)	(1,390)

Cash at Beginning of Period	544	1,523

Cash at End of Period	$108	$133

The accompanying notes are an integral part of these financial statements.

SAFE CELL TAB, INC.

NOTES TO FINANCIAL STATEMENTS

March 31, 2008

1.

ORGANIZATION

The Company was incorporated on May 9, 1996 under in the Province of British Columbia, Canada with authorized 10,000 common shares with a par value of $1.00.  The Company made several name changes resulting in its present name.

The Company is in the business of   pursuing the marketing and sales of the “Safe Cell Tab”.  The Safe Cell Tab is a small, thin, oval shaped device designed specifically to help protect the users of cell phones, cordless phones, laptops, microwaves and any other hand held devices from the potentially harmful effects of electronic radiation which is emitted from these and other electronic devices.

The Company was acquired by Claremont Technologies Corp as a wholly owned subsidiary on August 22, 2003 (as amended). This report includes the financial statements of the Company only and has not been consolidated with its parent.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not adopted a policy regarding payment of dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On March 31, 2008 the Company had a net operating loss carry forward of $193,848. The use of the income tax benefit from the loss carry forward  may not be available for carry forward because the parent Company has filed consolidated tax returns.

SAFE CELL TAB, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

March 31, 2008

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the  exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Foreign Currency Translation

Part of the transactions of the Company were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gains or losses  are recognized from the translations.  US dollars are considered to be the functional currency.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risk.

Revenue Recognition

Revenue is recognized as income on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

SAFE CELL TAB, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

March 31, 2008

3.  BANKRUPTCY

On March 25th, 2005 two of the note holders of the parent of the Company (Claremont Technologies Corp) (CTC) filed an involuntary petition of bankruptcy against the CTC under Chapter 11 of the United States Code. They were subsequently joined by two other note holders. CTC answered and denied various allegations of the Petition.  The parties conducted extensive discovery and on June 7, 2005 a hearing was held in the United States Bankruptcy Court for the District of Nevada, and the parties announced that they were working towards a tentative settlement which would result in a restructuring of the Company’s liabilities. Four petitioning creditors submitted a motion to convert the pending Chapter 11 to a liquidating Chapter 7, however, the court dismissed the petition for bankruptcy on April 18, 2006. Since the dismissal a large part of the liabilities have been paid or settled.  There may be asserted claims against the Company as result of the above actions.

4.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

All of the outstanding stock of the Company was acquired by Claremont Technologies Corp on August 22, 2003 (amended on March 31, 2004). Former officer-directors have made demand, no interest, loans to the Company of $197,464.

5.  GOING CONCERN

The Company does not have the necessary working capital to service its debt and for its planned activity, which  raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional loans from officers, if needed, and equity funding which will provide sufficient working capital necessary  to conduct operations for the coming year.